Exhibit 6.3

CONFIDENTIAL TREATMENT REQUESTED
IBM Application Specific License Software Agreement
Base Agreement:  4913004098

Thank you for doing business with IBM.  The Agreement is our complete agreement and replaces all prior oral or written communications between us regarding the transactions described the Transaction Documents.
By signing below for our companies, each of us agrees to the terms of this Base Agreement.  When signed, each Transaction Document and the Base Agreement form a separate agreement between the parties.  Once signed, 1) both parties agree any reproduction of the Agreement made by reliable means (for example, photocopy or facsimile) is considered an original and 2) all Programs are subject to it.
Agreed to:

International Business Machines Corporation

By: /S/ Rosanne Kearney

Name: Rosanne Kearney

Title: Contract Professional

Date: 12/31/2014

IBM Address:

11501 Burnet Road
Austin, TX  78758
Attn:   OEM Software Contracts
            Internal Mail drop: 901-2E007
Agreed to: VirtualArmor LLC By: /s/ Todd Kannegieter Name: Todd Kannegieter Title: COO Date: 12/30/2014 VirtualArmor Address: 10901 W. Toller Drive Suite 301 Littleton, CO 80127

IBM Application Specific License Software Agreement
Base Agreement:  4913004098

This IBM Application Specific License (ASL) Software Agreement (Agreement) is entered into between International Business Machines Corp. (IBM) and VirtualArmor LLC (you).  Under this Agreement, IBM authorizes you to copy certain Programs to include in your Solution which you will market and distribute to Customers in the Territory.

1.0 DEFINITIONS
1.1 Customer – An end user authorized to use the Solution for its intended use and not for remarketing.  Customers do not include you, your parent company, subsidiaries, or any company which shares common ownership with you.
1.2 Maintenance Modification – Revisions that correct errors in Programs.
1.3 Open Source Code – Any computer software program, of which (i) the human-readable program instructions (known as “source-code”) are available to the public for inspection and use by others; and (ii) the terms and conditions of the applicable license agreement permit recipients of the program freely (and without liability to pay any royalty or fee) to copy, modify and distribute the program’s source code.
1.4 Programs – The IBM products listed in the Transaction Document and all whole or partial copies of them.  A Program consists of machine-readable instructions, its components, data, audiovisual content (such as images, text, recordings, or pictures), and related licensed materials.
1.5 Solution – The offering that is created when our Programs and your Value-Add Components work together.
1.6 Value-Add Components – Your products listed in the Transaction Document that you must include in your Solution.  Your Value-Add Components must add significant new functionality or combine or integrate the Program with one or more other products or services that add significant new functionality.
2.0 LICENSES AND GRANTS
2.1 The Programs are owned by IBM, one of its subsidiaries, or an IBM supplier, and are copyrighted and licensed, not sold.  Each party keeps title to its copyrights, patents and any other intellectual property rights in its materials.
2.2 IBM will provide you one copy of each Program.  IBM grants you a nontransferable, nonexclusive right to copy each Program (including all trademarks contained in the Program) to include in your Solution.  You may only market such program to Customers as part of your Solution and may not modify the program or any proprietary notices or trademarks contained in the Program without IBM’s prior written consent.

2.3 A restricted license allows you, your distributors, and your Customers to use the Programs only in conjunction with the Solution.  The Transaction Document will specify the Programs to which a restricted license applies.  If a restricted license applies to a Program, you must distribute such Program under your license agreement and notify your Customers that they may only use the Program as part of the Solution.
2.4 If a restricted license does not apply to a Program, you may distribute such Program either under the terms of the IBM International Program License Agreement (IPLA) or under your license agreement.
2.5 For both restricted and unrestricted licenses, your license agreement must restrict your Customers to substantially the same terms as the IPLA.  You must include in your Solution any additional licensed materials and Proof of Entitlement Certificates we provide to you.
2.6 You must provide all support for your Value-Add Components.  The Transaction Document will specify each party’s respective responsibilities regarding support for the Programs.
2.7 IBM will make available to you Maintenance Modifications released by IBM during the term of the Transaction Document.  You agree to incorporate Maintenance Modifications on all Programs as soon as commercially possible.
2.8 The territory for this Agreement is worldwide (Territory) except where prohibited by applicable laws.  The Territory also excludes the following countries where IBM has exclusive dealing arrangements:  Abu Dhabi, Algeria, Bahrain, Belize, Costa Rica, Dominican Republic, Dubai, El Salvador, Guatemala, Haiti, Honduras, Kuwait, Nicaragua, Oman, Panama, Qatar, Saudi Arabia and Tunisia.  We may change this list on written notice.
2.9 You may use distributors to distribute the Solution to Customers in the Territory.  You will ensure that anyone you authorize to use or distribute the Programs does so only in compliance with the terms of this Agreement.
2.10 You may not reverse assemble, reverse compile, or otherwise translate the Program.

2.11 IBM may withdraw Programs either on a temporary or permanent basis.  If the withdrawal is based on an infringement claim, or if IBM no longer has the rights for the Programs, you will suspend further use and distribution of the Programs.  For other withdrawals, you may continue to use and distribute the Programs as provided under this Agreement.  However, support may not be available for withdrawn Programs.
3.0 PAYMENTS AND TAXES
3.1 You agree to pay IBM as described in the Transaction Document.  If a purchase commitment is specified in a Transaction Document, and you have not met such commitment by the end of the term of such Transaction Document, IBM may invoice you for the remaining balance.
3.2 If you accept a returned Solution from your Customer and refund the amount paid, you may relicense it to another Customer without additional fee to IBM.
3.3 If any authority imposes a duty, tax, levy or fee, excluding those based on IBM’s net income, upon the Program supplied by IBM under this Agreement, then you agree to pay that amount or supply exemption documentation.
3.4 For two years, you will maintain relevant records to support payments made to IBM and to show you have otherwise complied with the Agreement.  Upon IBM’s written request, you will make such records available to IBM or an independent auditor chosen and compensated by IBM.  Such audits will be conducted on your premises and will not occur more than once each year.  The auditor will sign a confidentiality agreement and will only disclose to IBM any amounts due and payable for the period examined.  If an audit discovers that you underpaid IBM, you will pay the amount due plus interest from date payment was due.  The interest rate is the lower of 2% per month or the highest interest rate allowed by law.  If you have underpaid IBM by more than 5%, you will also reimburse IBM for all expenses associated with the audit.
3.5 In order for you to perform your responsibilities under this Agreement, you may license the Programs for development, testing, demonstration, and support purposes, at the prices specified in the Transaction Document.  At any time during the course of this Agreement, or after its expiration, you may license the Programs for internal use under IBM’s then current prices, terms and conditions.  The terms of this Agreement shall not apply to that transaction and IBM will not credit any payments under this Agreement towards such license fees.
4.0 WARRANTY AND INDEMNIFICATION
4.1 IBM warrants that when the Program is used in the specified operating environment it will conform to its specifications.  IBM does not warrant uninterrupted or error-free operation of the Program or that IBM will correct all Program defects.  IBM is not responsible for the results obtained from the use of the Program.
4.2 IBM DOES NOT WARRANT TO YOU THAT THE PROGRAMS OR YOUR SOLUTIONS WILL MEET THE REQUIREMENTS OF YOU, YOUR DISTRIBUTORS OR CUSTOMERS.  EXCEPT AS EXPRESSLY PROVIDED IN THE AGREEMENT, IBM PROVIDES THE PROGRAMS TO YOU “AS IS” WITHOUT WARRANTY.  IBM DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF NON INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.
4.3 If a third party claims that a Program as furnished by IBM infringes a patent or copyright, IBM will indemnify you against that claim at IBM’s expense.  If an infringement claim appears likely, or is made about a Program, you will let IBM, a) modify or replace it, or b) obtain the necessary rights for you to continue to exercise your license under this Agreement.  If IBM concludes that neither of these alternatives is reasonably available, you will return or destroy the Programs in your possession on IBM’s written request.  IBM will have no obligation to indemnify you for any claim based on 1) third-party code, including but not limited to, Open Source Code, or 2) your modification of the Program, or 3) the combination, operation, or use of the Program with any product, data, or apparatus that IBM did not provide.
4.4 If a third party makes a claim against IBM based on your representations not authorized by IBM or based on your actions under this Agreement, you will indemnify IBM against that claim at your expense.
4.5 The indemnifying part will pay any settlement amounts it authorizes and all costs, damages and attorneys’ fees that a court finally awards if the other party a) promptly provides the indemnifying party with written notice of the claim, and b) allows the indemnifying party to control, and cooperates with it in, the defense of the claim and settlement negotiations.  The other party may participate in the proceedings at its option and expense.

5.0 LIMITATION OF LIABILITY
5.1 Circumstances may arise where, because of a breach or other liability, one party may recover damages from the other.  For all claims brought under this Agreement, regardless of the basis on which the claim is made (including fundamental breach, negligence, misrepresentation, or other contract or tort claim), each party will only be liable for 1) damages for bodily injury (including death) and damage to real property and tangible personal property and 2) the amount of any other actual direct damages up to the greater of US $100,000 or the payments made to IBM for the Program that is the subject of the claim.  This Limitation of Liability shall not apply to any amounts due IBM under this Agreement, or to any claim based on the Indemnification section, or to any breach of IBM’s intellectual property rights.
5.2 Under this Agreement, neither party will be liable for any special, incidental, or indirect damages or for any economic consequential damages (including lost profits or savings), even if it has been advised of the possibility of such damages.  IBM is not responsible for damages arising from or related to the use of the Programs outside of the Territory.
6.0 TERM AND TERMINATION
6.1 This Agreement and your license rights granted under it remain in effect as long as there is a valid Transaction Document.  We may add additional Transaction Documents as mutually agreed.  Termination or expiration of the Agreement or any Transaction Document does not affect previously granted paid-up licenses to Customers or any licenses granted to you under any other Agreements.
6.2 IBM may terminate this Agreement and any Transaction Document on written notice if you market Programs separately from the Solution or if you violate IBM’s intellectual property rights.  If you market Programs separately from the Solution, you agree to pay IBM the difference between the price you paid IBM for the Programs and our suggested retail price for the Programs.  IBM may have other remedies under the law and the Agreement.
6.3 Either party may terminate this Agreement or a Transaction Document on 30 days’ written notice if the other party fails to comply with a material term of this Agreement or a Transaction Document, unless such failure is cured within the 30 day notice period.
6.4 Upon termination or expiration, you must return all copies of the programs to IBM except that you may keep one copy for archival and support purposes.  Any terms of this Agreement which by their nature extend beyond the Agreement termination or expiration remain in effect until fulfilled.
7.0 GENERAL
7.1 Each party is an independent contractor.  Neither party is, nor will claim to be, a legal representative, partner, franchisee, agent or employee of the other, except as specifically stated in this Agreement.  Neither party will assume or create obligations for the other.
7.2 Each party may have similar agreements with others and may design, develop, manufacture, acquire or market products and services that are competitive with the other.  You will independently establish prices and terms for the Solution, provided your terms include those required by this Agreement.
7.3 Each party agrees to comply with all applicable laws.
7.4 Each party will identify coordinators who will represent us for various aspects of this Agreement and will notify the other party if the coordinators change.
7.5 Both parties will act in good faith to resolve disputes.  Neither party will bring a legal action under this Agreement more than two years after the cause of action arose.  Each party waives its right to a jury trial in any resulting litigation.
7.6 Except as expressly stated herein, this Agreement does not grant you any rights in any IBM patents, copyrights, trademarks, trade names, or service marks.
7.7 Neither party is responsible for failure to fulfill any obligations due to causes beyond its control.
7.8 You may not assign or transfer the Agreement or your rights under it or delegate or subcontract your obligations without IBM’s prior written approval, except to a parent or subsidiary, or to a successor organization by merger, consolidation or a sale of assets.  Any other attempt to do so is void.

7.9 You agree to allow International Business Machines Corporation and its subsidiaries to store and use your business contact information, including names, business phone numbers, and business e-mail addresses, anywhere they do business.  Such information will be processed and used in connection with our business relationship, and may be provided to contractors acting on IBM’s behalf, IBM business partners who promote, market and support certain IBM products and services, and assignees of International Business Machines Corporation and its subsidiaries for uses consistent with our business relationship.
7.10 All information exchanged is non-confidential.  Where confidential information must be exchanged, it will be done under a signed confidentiality agreement.  However, you will not disclose the terms of the Agreement to a third party except a) to your accountants, lawyers or other professional advisors under a confidentiality agreement or b) as required by law, provided you get all available confidential treatment for them.
7.11 The laws of the state of New York govern this Agreement.  The “United Nations Convention on International Sale of Goods” does not apply.
7.12 In case of conflict, terms of the Transaction Document prevail over terms of the Base Agreement.

IBM ASL Software Agreement – Base Agreement 4913004098
ASL Appliance and Program Purchase Commitment Transaction
Document:  01

This is an Application Specific License (ASL) Appliance and Program Purchase Commitment Transaction Document under the IBM ASL/OEM Software Agreement – Base Agreement referenced above.  This TD becomes effective when signed by both parties.
Unless this TD is signed by 12/30/14, IBM reserves the right to reject the terms of this TD.
By signing below for our companies (by hand or where recognized by law, electronically), each of us agrees to the terms of this Transaction Document, including its applicable Supplements and the content of: (i) the “IBM OEM/ASL Software Agreement Appliance Attachment” (the “Attachment”); and (ii) the Attachment’s “Exhibit for Appliance Services” (the “Exhibit”).  Once signed, both parties agree that 10 any reproduction of the Transaction Document made by reliable means (for example, photocopy or facsimile) is considered an original, unless invalid under local law; 2) this Transaction Document together with the Base Agreement forms a separate agreement (“Agreement”) between the parties, to which all products listed in and ordered by you under this Transaction Document are subject; and 3) this Transaction Document, together with the Base Agreement, the Exhibit and relevant Supplements, is our complete agreement and replaces all prior oral or written communications between the parties regarding the transactions described in Supplements entered into under this Transaction Document.  All terms used in this TD and not otherwise defined herein shall have the meanings ascribed to such terms in the Base Agreement.
Agreed to:

International Business Machines Corporation

By: /s/ Rosanne Kearney

Name: Rosanne Kearney

Title: Contract Professional

Date: 12/31/2014

IBM Address:

11501 Burnet Road
Austin, TX  78758
Attn:   OEM Software Contracts
            Internal Mail drop: 901-2E007
Agreed to: VirtualArmor LLC By: /s/ Todd Kannegieter Name: Todd Kannegieter Title: COO Date: 12/30/2014 VirtualArmor Address: 10901 W. Toller Drive Suite 301 Littleton, CO 80127

1. Products/Prices
This TD applies to orders placed by you in the country in which the IBM entity signing this TD is located.  If you wish to take delivery of any Appliance or have IBM provide Appliance-related services to you in any other country, you need to enter into a separate TD and base agreement with the relevant IBM Affiliate in that country.  IBM does not warrant that such agreements are available in all countries.
A.
Appliances:  You will pay IBM the applicable ASL Price for each Appliance that you order, for each term of Appliance Maintenance and Subscription and Support Service that you order, and for each Service Option that you select during the TD term.  You agree to submit purchase orders, including a completed Supplement for each order, pursuant to section 4 below. A specimen Supplement is attached to this TD.  Each completed Supplement will set forth specific details and other items relating to an individual Appliance purchase transaction, and forms part this Agreement only for the specific Appliance purchase transactions to which it applies.

Appliance Maintenance and Subscription and Support Service is available and provided as set forth in the Exhibit (as defined on the cover page of this TD).  During the TD term, you may renew (or reinstate, if applicable) Appliance Maintenance and Subscription and Support Service at the prices stated above pursuant to the terms of the Exhibit.
Appliance and Software Packs Parts Table

Part Number	License Description (including 12 months S&S)	[Redacted]
D14RELL	IBM SECURITY QRADAR CORE APPLIANCE 21XX G2 APPLIANCE INSTALL APPLIANCE + SUBSCRIPTION AND SUPPORT 12 MONTHS	[Redacted]
D14RGLL	IBM SECURITY QRADAR CORE APPLIANCE 21XX G2 APPLIANCE INSTALL APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
D14RHLL	IBM SECURITY QRADAR CORE APPLIANCE 21XX G2 APPLIANCE INSTALL INITIAL APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
D14R6LL	IBM SECURITY QRADAR CORE APPLIANCE XX05 G2 APPLIANCE INSTALL APPLIANCE + SUBSCRIPTION AND SUPPORT 12 MONTHS	[Redacted]
D14R8LL	IBM SECURITY QRADAR CORE APPLIANCE XX05 G2 APPLIANCE INSTALL APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
D14R9LL	IBM SECURITY QRADAR CORE APPLIANCE XX05 G2 APPLIANCE INSTALL INITIAL APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
DOWQ4LL	IBM SECURITY QRADAR SIEM EVENT/FLOW PROCESSOR 18XX FAILOVER FEATURE INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D14RALL	IBM SECURITY QRADAR CORE APPLIANCE XX28 G2 APPLIANCE INSTALL APPLIANCE + SUBSCRIPTION AND SUPPORT 12 MONTHS	[Redacted]
D14RCLL	IBM SECURITY QRADAR CORE APPLIANCE XX28 G2 APPLIANCE INSTALL INITIAL APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
D14RDLL	IBM SECURITY QRADAR CORE APPLIANCE XX28 G2 APPLIANCE INSTALL APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
D14RILL	IBM SECURITY QRADAR QFLOW COLLECTOR 1201 G2 APPLIANCE INSTALL APPLIANCE + SUBSCRIPTION AND SUPPORT 12 MONTHS	[Redacted]

D14RKLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1201 G2 APPLIANCE INSTALL INITIAL APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
D14RLLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1201 G2 APPLIANCE INSTALL APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
D14RMLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1202 G2 APPLIANCE INSTALL APPLIANCE + SUBSCRIPTION AND SUPPORT 12 MONTHS	[Redacted]
D14RPLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1202 G2 APPLIANCE INSTALL INITIAL APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
D14RQLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1202 G2 APPLIANCE INSTALL INITIAL APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
D14RRLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1301 G2 APPLIANCE INSTALL APPLIANCE + SUBSCRIPTION AND SUPPORT 12 MONTHS	[Redacted]
D14RTLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1301 G2 APPLIANCE INSTALL INITIAL APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
D14RULL	IBM SECURITY QRADAR QFLOW COLLECTOR 1301 G2 APPLIANCE INSTALL INITIAL APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
D14RVLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-SR G2 APPLIANCE INSTALL APPLIANCE + SUBSCRIPTION AND SUPPORT 12 MONTHS	[Redacted]
D14RXLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-SR G2 APPLIANCE INSTALL INITIAL APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
D14RYLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-SR G2 APPLIANCE INSTALL INITIAL APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
D14RZLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-LR G2 APPLIANCE INSTALL APPLIANCE + SUBSCRIPTION AND SUPPORT 12 MONTHS	[Redacted]
D14S1LL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-LR G2 APPLIANCE INSTALL INITIAL APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
D14S2LL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-LR G2 APPLIANCE INSTALL INITIAL APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
D14S3LL	IBM SECURITY QRADAR EVENT COLLECTOR 1501 G2 APPLIANCE INSTALL APPLIANCE + SUBSCRIPTION AND SUPPORT 12 MONTHS	[Redacted]
D14S5LL	IBM SECURITY QRADAR EVENT COLLECTOR 1501 G2 APPLIANCE INSTALL INITIAL APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
D14S6LL	IBM SECURITY QRADAR EVENT COLLECTOR 1501 G2 APPLIANCE INSTALL INITIAL APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
D10U8LL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX LT INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]

D10UDLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WP9LL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX LT FAILOVER FEATURE INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WPCLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX FAILOVER FEATURE INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0V5HLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 31XX LT INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WPFLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 31XX LT FAILOVER FEATURE INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WPILL	IBM SECURITY QRADAR SIEM CONSOLE 31XX INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WPLLL	IBM SECURITY QRADAR SIEM CONSOLE 31XX FAILOVER FEATURE INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WPPLL	IBM SECURITY QRADAR SIEM EVENT PROCESSOR 16XX INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WPSLL	IBM SECURITY QRADAR SIEM EVENT PROCESSOR 16XX FAILOVER FEATURE INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WPVLL	IBM SECURITY QRADAR SIEM FLOW PROCESSOR 17XX INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WPYLL	IBM SECURITY QRADAR SIEM FLOW PROCESSOR 17XX FAILOVER FEATURE INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WQ1LL	IBM SECURITY QRADAR SIEM EVENT/FLOW PROCESSOR 18XX INSTALL LICENSE + SW ` 12 MONTHS	[Redacted]
D14TALL	IBM SECURITY QRADAR DATA NODE FOR MULTIPLATFORM INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D14TELL	IBM SECURITY QRADAR DATA NODE FAILOVER FEATURE FOR MULTIPLATFORM INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WQ7LL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 21XX INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WQALL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 21XX FAILOVER FEATURE INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WQDLL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 31XX INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WQGLL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 31XX FAILOVER FEATURE INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]

D0WJLL	IBM SECURITY QRADAR LOG MANAGER CONSOLE 31XX INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WQMLL	IBM SECURITY QRADAR LOG MANAGER CONSOLE 31XX FAILOVER FEATURE INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WQQLL	IBM SECURITY QRADAR LOG MANAGER EVENT PROCESSOR 16XX INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WQTLL	IBM SECURITY QRADAR LOG MANAGER EVENT PROCESSOR 16XX FAILOVER FEATURE INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D0WQWLL	IBM SECURITY QRADAR RISK MANAGER INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D10VALL	IBM SECURITY QRADAR VULNERABILITY MANAGER INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]
D10UYLL	IBM SECURITY QRADAR VULNERABILITY MANAGER STANDALONE 60XX INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	[Redacted]

Part Number	Appliance Subscription & Support Renewal Description	[Redacted]
E0JH1LL	IBM SECURITY QRADAR CORE APPLIANCE 21XX G2 APPLIANCE INSTALL ANNUAL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT RENEWAL	[Redacted]
E0JH2LL	IBM SECURITY QRADAR CORE APPLIANCE 21XX G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JH3LL	IBM SECURITY QRADAR CORE APPLIANCE 21XX G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JGVLL	IBM SECURITY QRADAR CORE APPLIANCE XX05 G2 APPLIANCE INSTALL ANNUAL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT RENEWAL	[Redacted]
EOJGWLL	IBM SECURITY QRADAR CORE APPLIANCE XX05 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JGXLL	IBM SECURITY QRADAR CORE APPLIANCE XX05 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JGYLL	IBM SECURITY QRADAR CORE APPLIANCE XX28 G2 APPLIANCE INSTALL ANNUAL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT RENEWAL	[Redacted]

E0JGZLL	IBM SECURITY QRADAR CORE APPLIANCE XX28 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JH0LL	IBM SECURITY QRADAR CORE APPLIANCE XX28 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JH4LL	IBM SECURITY QRADAR QFLOW COLLECTOR 1201 G2 APPLIANCE INSTALL ANNUAL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT RENEWAL	[Redacted]
E0JH5LL	IBM SECURITY QRADAR QFLOW COLLECTOR 1201 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JH6LL	IBM SECURITY QRADAR QFLOW COLLECTOR 1201 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JH7LL	IBM SECURITY QRADAR QFLOW COLLECTOR 1202 G2 APPLIANCE INSTALL ANNUAL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT RENEWAL	[Redacted]
E0JH8LL	IBM SECURITY QRADAR QFLOW COLLECTOR 1202 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JH9LL	IBM SECURITY QRADAR QFLOW COLLECTOR 1202 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JHALL	IBM SECURITY QRADAR QFLOW COLLECTOR 1301 G2 APPLIANCE INSTALL ANNUAL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT RENEWAL	[Redacted]
E0JHBLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1301 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JHCLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1301 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JHDLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-SR G2 APPLIANCE INSTALL ANNUAL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT RENEWAL	[Redacted]
E0JHELL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-SR G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JHFLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-SR G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]

E0JHGLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-LR G2 APPLIANCE INSTALL ANNUAL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT RENEWAL	[Redacted]
E0JHHLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-LR G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JHILL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-LR G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JHJLL	IBM SECURITY QRADAR EVENT COLLECTOR 1501 G2 APPLIANCE INSTALL ANNUAL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT RENEWAL	[Redacted]
E0JHKLL	IBM SECURITY QRADAR EVENT COLLECTOR 1501 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE BUSINESS CRITICAL SERVICE UPGRADE 12 MONTHS	[Redacted]
E0JHLLL	IBM SECURITY QRADAR EVENT COLLECTOR 1501 G2 APPLIANCE INSTALL SUBSEQUENT APPLIANCE HARD DRIVE RETENTION SERVICE UPGRADE 12 MONTHS	[Redacted]
E014YLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX LT INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E014ZLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX LT FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1BLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1CLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0F4PLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 31XX INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1DLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 31XX FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1ELL	IBM SECURITY QRADAR SIEM CONSOLE 31XX INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1FLL	IBM SECURITY QRADAR SIEM CONSOLE 31XX FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1GLL	IBM SECURITY QRADAR SIEM EVENT PROCESSOR 16XX INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1HLL	IBM SECURITY QRADAR SIEM EVENT PROCESSOR 16XX FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1ILL	IBM SECURITY QRADAR SIEM FLOW PROCESSOR 17XX INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1JLL	IBM SECURITY QRADAR SIEM FLOW PROCESSOR 17XX FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1KLL	IBM SECURITY QRADAR SIEM EVENT/FLOW PROCESSOR 18XX INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]

E0G1LLL	IBM SECURITY QRADAR SIEM EVENT/FLOW PROCESSOR 18XX FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0J10LL	IBM SECURITY QRADAR DATA NODE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0J11LL	IBM SECURITY QRADAR DATA NODE INSTALL FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1MLL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 21XX INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1NLL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 21XX FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1PLL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 31XX INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1QLL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 31XX FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1RLL	IBM SECURITY QRADAR LOG MANAGER CONSOLE 31XX INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1SLL	IBM SECURITY QRADAR LOG MANAGER CONSOLE 31XX FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1TLL	IBM SECURITY QRADAR LOG MANAGER EVENT PROCESSOR 16XX INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1ULL	IBM SECURITY QRADAR LOG MANAGER EVENT PROCESSOR 16XX FAILOVER FEATURE INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0G1VLL	IBM SECURITY QRADAR RISK MANAGER INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0159LL	IBM SECURITY QRADAR VULNERABILITY MANAGER INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]
E0155LL	IBM SECURITY QRADAR VULNERABILITY MANAGER STANDALONE 60XX INSTALL ANNUAL SW SUBSCRIPTION & SUPPORT RENEWAL	[Redacted]

Part Number	Subscription & Support Reinstatement Description	[Redacted]
D14RFLL	IBM SECURITY QRADAR CORE APPLIANCE 21XX G2 APPLIANCE INSTALL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D14R7LL	IBM SECURITY QRADAR CORE APPLIANCE XX05 G2 APPLIANCE INSTALL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D14RBLL	IBM SECURITY QRADAR CORE APPLIANCE XX28 G2 APPLIANCE INSTALL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D14RJLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1201 G2 APPLIANCE INSTALL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D14RNLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1202 G2 APPLIANCE INSTALL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D14RSLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1301 G2 APPLIANCE INSTALL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D14RWLL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-SR G2 APPLIANCE INSTALL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D14S0LL	IBM SECURITY QRADAR QFLOW COLLECTOR 1310-LR G2 APPLIANCE INSTALL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D14S4LL	IBM SECURITY QRADAR QFLOW COLLECTOR 1501 G2 APPLIANCE INSTALL APPLIANCE MAINTENANCE + SUBSCRIPTION AND SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D10U9LL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX LT INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D10UELL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX LT FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WPALL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WPDLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 21XX FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0V5ILL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 31XX INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WPGLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 31XX FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]

D0WPJLL	IBM SECURITY QRADAR SIEM CONSOLE 31XX INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WPMLL	IBM SECURITY QRADAR SIEM CONSOLE 31XX FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WPQLL	IBM SECURITY QRADAR SIEM EVENT PROCESSOR 16XX INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WPTLL	IBM SECURITY QRADAR SIEM EVENT PROCESSOR 16XX FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WPWLL	IBM SECURITY QRADAR SIEM FLOW PROCESSOR 17XX INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WPZLL	IBM SECURITY QRADAR SIEM FLOW PROCESSOR 17XX FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WQ2LL	IBM SECURITY QRADAR SIEM EVENT/FLOW PROCESSOR 18XX INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WQ5LL	IBM SECURITY QRADAR SIEM EVENT/FLOW PROCESSOR 18XX FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D14TBLL	IBM SECURITY QRADAR DATA NODE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D14TFLL	IBM SECURITY QRADAR DATA NODE FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WQ8LL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 21XX INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WQBLL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 21XX FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WQELL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 31XX INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WQHLL	IBM SECURITY QRADAR LOG MANAGER ALL-IN-ONE 31XX FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WQKLL	IBM SECURITY QRADAR LOG MANAGER CONSOLE 31XX INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WQNLL	IBM SECURITY QRADAR LOG MANAGER CONSOLE 31XX FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WQRLL	IBM SECURITY QRADAR LOG MANAGER EVENT PROCESSOR 16XX INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]

D0WQULL	IBM SECURITY QRADAR LOG MANAGER EVENT PROCESSOR 16XX FAILOVER FEATURE INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D0WQXLL	IBM SECURITY QRADAR RISK MANAGER INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D10VBLL	IBM SECURITY QRADAR VULNERABILITY MANAGER INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]
D10UZLL	IBM SECURITY QRADAR VULNERABILITY MANAGER STANDALONE 60XX INSTALL SW SUBSCRIPTION & SUPPORT REINSTATEMENT 12 MONTHS	[Redacted]

B.
Program Licenses:  You will receive one copy of the Program(s) and are authorized to make copies of such Program(s) in accordance with the terms of the Agreement.  You will pay IBM the applicable ASL Price for each copy of the following Program(s) that you distribute, and for each term of Subscription and Support Renewal and Subscription and Support Reinstatement that you deploy.

Program Parts Tables
Part Number	License Description (Including 12 Months S&S)	[Redacted]
D0YMSLL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0YMQLL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE SW FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0YMLLL	IBM SECURITY LOG MANAGEMENT CONSOLE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0YMYLL	IBM SECURITY LOG MANAGEMENT CONSOLE SW FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0YMNLL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR SW LICENSE + S&S 12 MONTH	[Redacted]
D0YMULL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR SW FAILOVER FEATURE LICENSE + S&S 12 MONTH	[Redacted]
D0WRBLL	IBM SECURITY SIEM ALL-IN-ONE SW LICENSE + S&S 12 MONTH	[Redacted]
D0WRELL	IBM SECURITY SIEM ALL-IN-ONE SW FAILOVER FEATURE LICENSE + S&S 12 MONTH	[Redacted]
D0WRHLL	IBM SECURITY SIEM CONSOLE SW LICENSE + S&S 12 MONTH	[Redacted]
D0WRKLL	IBM SECURITY SIEM CONSOLE SW FAILOVER FEATURE LICENSE + S&S 12 MONTH	[Redacted]
D0WRNLL	IBM SECURITY SIEM EVENT PROCESSOR SW LICENSE + S&S 12 MONTH	[Redacted]
D0WRRLL	IBM SECURITY SIEM EVENT PROCESSOR SW FAILOVER FEATURE LICENSE + S&S 12 MONTH	[Redacted]
D0WRULL	IBM SECURITY SIEM FLOW PROCESSOR SW LICENSE + S&S 12 MONTH	[Redacted]
D0WRXLL	IBM SECURITY SIEM FLOW PROCESSOR SW FAILOVER FEATURE LICENSE + S&S 12 MONTH	[Redacted]
D0WSOLL	IBM SECURITY SIEM COMBINED EVENT/FLOW PROCESSOR SW LICENSE + S&S 12 MONTH	[Redacted]

D0WS3LL	IBM SECURITY SIEM COMBINED EVENT/FLOW PROCESSOR SW FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0ZPSLL	IBM SECURITY SIEM EVENT COLLECTOR SW LICENSE + S&S 12 MONTH	[Redacted]
D0WS6LL	IBM SECURITY SIEM QFLOW COLLECTOR SW LICENSE + S&S 12 MONTH	[Redacted]
D0WS9LL	IBM SECURITY SIEM QFLOW COLLECTORS FAILOVER FEATURE LICENSE + S&S 12 MONTH	[Redacted]
D14QBLL	IBM SECURITY SIEM DATA NODE SW FAILOVER FEATURE LICENSE + S&S 12 MONTH	[Redacted]
D14QELL	IBM SECURITY SIEM DATA NODE SW FAILOVER FEATURE LICENSE + S&S 12 MONTH	[Redacted]
D0WU6LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 1000 TO 2500 SW LICENSE + S&S 12 MONTH	[Redacted]
D0WU8LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 1000 TO 2500 FAILOVER FEATURE LICENSE + S&S 12 MONTH	[Redacted]
D0WTULL	IBM SECURITY SIEM EPS INCREASE 1000 TO 2500 LICENSE + S&S 12 MONTH	[Redacted]
D0WTWLL	IBM SECURITY SIEM EPS INCREASE 1000 TO 2500 FAILOVER FEATURE SW LICENSE + S&S 12 MONTH	[Redacted]
D0WTYLL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 2500 SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WU0LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 2500 FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0V5JLL	IBM SECURITY SIEM EPS INCREASE 2500 SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WTSLL	IBM SECURITY SIEM EPS INCREASE 2500 FAILOVER FEATURE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WUCLL	IBM SECURITY FLOW INCREASE 25K TO 50K SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WUELL	IBM SECURITY FLOW INCREASE 25K TO 50K FAILOVER FEATURE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WUGLL	IBM SECURITY FLOW INCREASE 50K TO 100K SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WUILL	IBM SECURITY FLOW INCREASE 50K TO 100K FAILOVER FEATURE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0V5LLL	IBM SECURITY FLOW INCREASE 100K SW LICENSE + S&S 12 MONTHS SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WUALL	IBM SECURITY FLOW INCREASE 100K FAILOVER FEATURE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WV3LL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 50	[Redacted]
D0WV5LL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 500	[Redacted]
D0WV7LL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 1000	[Redacted]
D0WV9LL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 5000	[Redacted]
D0WVBLL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 100000	[Redacted]
D10USLL	IBM SECURITY QRADAR RISK MANAGER APPLIANCE VM APPLIANCE + S&S 12 MONTHS	[Redacted]
D10UPLL	IBM SECURITY QRADAR RISK MANAGER APPLIANCE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WVRLL	IBM SECURITY QRADAR RISK MANAGER 50 SOURCE INCREASE SW LICENSE	[Redacted]

D02VULL	IBM SECURITY QRADAR RISK MANAGER 100 SOURCE INCREASE SW LICENSE	[Redacted]
D0WVXLL	IBM SECURITY QRADAR RISK MANAGER 250 SOURCE INCREASE SW LICENSE	[Redacted]
D0WW0LL	IBM SECURITY QRADAR RISK MANAGER 500 SOURCE INCREASE SW LICENSE	[Redacted]
D0WW3LL	IBM SECURITY QRADAR RISK MANAGER 1000 SOURCE INCREASE SW LICENSE	[Redacted]
D0WW6LL	IBM SECURITY QRADAR RISK MANAGER 2500 SOURCE INCREASE SW LICENSE	[Redacted]
D0WW9LL	IBM SECURITY QRADAR RISK MANAGER 5000 SOURCE INCREASE SW LICENSE	[Redacted]
D10V7LL	IBM SECURITY QRADAR VULNERABILITY MANAGER ADD-ON SW LICENSE + S&S 12 MONTHS	[Redacted]
D10V1LL	IBM SECURITY QRADAR VULNERABILITY MANAGER STANDALONE SW LICENSE + S&S 12 MONTHS	[Redacted]
D10VJLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 256	[Redacted]
D10VQLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 1024	[Redacted]
D10VTLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 2048	[Redacted]
D10VWLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 4096	[Redacted]
D10VZLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 8192	[Redacted]
D10W2LL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 16384	[Redacted]
D10W5LL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 32768	[Redacted]
D0WXILL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR	[Redacted]
D0WXPLL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR FLOW PROCESSOR FIXED TERM LICENSE 12 MONTHS	[Redacted]
D0WXVLL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR COMBINE EP/FP FIXED TERM LICENSE 12 MONTHS	[Redacted]
D0WXCLL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR ALL-IN-ONE OR CONSOLE FIXED TERM LICENSE 12 MONTHS	[Redacted]
D0ZPFLL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE UPGRADE TO SIEM ALL-IN-ONE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0ZPILL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE UPGRADE TO SIEM ALL-IN-ONE EPS UPGRADE 1K TO 2.5K SW LICENSE + S&S 12 MONTHS	[Redacted]
D0ZPLLL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE UPGRADE TO SIEM ALL-IN-ONE EPS INCREASE 2.5K SW LICENSE + S&S 12 MONTHS	[Redacted]
D0Y57LL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE UPGRADE TO SIEM CONSOLE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0755LL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE UPGRADE TO SIEM EVENT PROCESSOR SW LICENSE + S&S 12 MONTHS	[Redacted]

D0ZPNLL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE TO SIEM CONSOLE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0ZPHLL	IBM SECURITY SIEM CONVERT ALL-IN-ONE TO SIEM CONSOLIE SW LICENSE + S&S 12 MONTHS	[Redacted]
D07Z8LL	IBM SECURITY LOG MANAGEMENT TRANSFER EPS 2.5K FROM ALL-IN-ONE TO SIEM CONSOLIE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0YYQLL	IBM SECURITY SIEM TRANSFER EPS 2.5K FROM ALL-IN-ONE TO SIEM CONSOLIE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0YYWLL	IBM SECURITY TRANSFER FLOWS 100K FROM ALL-IN-ONE TO SIEM CONSOLIE SW LICENSE + S&S 12 MONTHS	[Redacted]

Part Number	Subscription & Support Renewal Description	[Redacted]
E0GZZLL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0GZYLL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0GZWLL	IBM SECURITY LOG MANAGEMENT CONSOLE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0H02LL	IBM SECURITY LOG MANAGEMENT CONSOLE SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0GZXLL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR SW S&S RENEWAL 12 MONTHS	[Redacted]
E0H00LL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G20LL	IBM SECURITY SIEM ALL-IN-ONE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G21LL	IBM SECURITY SIEM ALL-IN-ONE SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G22LL	IBM SECURITY SIEM CONSOLE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G23LL	IBM SECURITY SIEM CONSOLE SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G24LL	IBM SECURITY SIEM EVENT PROCESSOR SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G25LL	IBM SECURITY SIEM EVENT PROCESSOR SW S&S FAILOVER FEATURE RENEWAL 12 MONTHS	[Redacted]
E0G26LL	IBM SECURITY SIEM FLOW PROCESSOR SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G27LL	IBM SECURITY SIEM FLOW PROCESSOR SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G28LL	IBM SECURITY SIEM COMBINED EVENT/FLOW PROCESSOR SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G29LL	IBM SECURITY SIEM COMBINED EVENT/FLOW PROCESSOR SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0HN4LL	IBM SECURITY SIEM EVENT COLLECTOR SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2ALL	IBM SECURITY SIEM QFLOW COLLECTOR SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2BLL	IBM SECURITY SIEM QFLOW COLLECTOR SW FAILOVER FEATURE S&S RENEWAL 12 MONTH	[Redacted]

E0JGPLL	IBM SECURITY SIEM DATAT NODE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0JGQLL	IBM SECURITY SIEM DATA NODE SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G31LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 1000 TO 2500 SW S&S RENEWAL 12 MONTHS	[Redacted]
30G32LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 1000 TO 2500 FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G2VLL	IBM SECURITY SIEM EPS INCREASE 1000 TO 2500 S&S RENEWAL 12 MONTHS	[Redacted]
E0G2WLL	IBM SECURITY SIEM EPS INCREASE 1000 TO 2500 FAILOVER FEATURE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2XLL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 2500 SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2YLL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 2500 FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0F4QLL	IBM SECURITY SIEM EPS INCREASE 2500 SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2ULL	IBM SECURITY SIEM EPS INCREASE 2500 FAILOVER FEATURE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G34LL	IBM SECURITY FLOW INCREASE 25K TO 50K SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G35LL	IBM SECURITY FLOW INCREASE 25K TO 50K FAILOVER FEATURE SW S&S RENEWAL 12 MONTHS	[Redacted]
D0G36LL	IBM SECURITY FLOW INCREASE 50K TO 100K SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G37LL	IBM SECURITY FLOW INCREASE 50K TO 100K FAILOVER FEATURE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0F4RLL	IBM SECURITY FLOW INCREASE 100K SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G33LL	IBM SECURITY FLOW INCREASE 100K FAILOVER FEATURE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G3HLL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 50 S&S RENEWAL 12 MONTHS	[Redacted]
E0G3ILL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 500 S&S RENEWAL 12 MONTHS	[Redacted]
E0G3JLL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 1000 S&S RENEWAL 12 MONTHS	[Redacted]
E0G3KLL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 5000 S&S RENEWAL 12 MONTHS	[Redacted]
E0G3LLL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 10000 S&S RENEWAL 12 MONTHS	[Redacted]
E0I53LL	IBM SECURITY QRADAR RISK MANAGER APPLIANCE VM S&S RENEWAL 12 MONTHS	[Redacted]
E0152LL	IBM SECURITY QRADAR RISK MANAGER APPLIANCE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G3RLL	IBM SECURITY QRADAR RISK MANAGER 50 SOURCE INCREASE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G3SLL	IBM SECURITY QRADAR RISK MANAGER 100 SOURCE INCREASE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G3TLL	IBM SECURITY QRADAR RISK MANAGER 250 SOURCE INCREASE SW RENEWAL 12 MONTHS	[Redacted]

E0G3ULL	IBM SECURITY QRADAR RISK MANAGER 500 SOURCE INCREASE SW RENEWAL 12 MONTHS	[Redacted]
E0G3VLL	IBM SECURITY QRADAR RISK MANAGER 10000 SOURCE INCREASE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G3WLL	IBM SECURITY QRADAR RISK MANAGER 2500 SOURCE INCREASE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G3XLL	IBM SECURITY QRADAR RISK MANAGER5000 SOURCE INCREASE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0158LL	IBM SECURITY QRADAR VULNERABILITY MANAGER ADD-ON SW S&S RENEWAL 12 MONTHS	[Redacted]
E0156LL	IBM SECURITY QRADAR VULNERABILITY MANAGER STANDALONE SW S&S RENEWAL 12 MONTHS	[Redacted]
E015CLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 256 S&S RENEWAL 12 MONTHS	[Redacted]
E015ELL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 1024 S&S RENEWAL 12 MONTHS	[Redacted]
E015FLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 2048 S&S RENEWAL 12 MONTHS	[Redacted]
E015GLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 4096 S&S RENEWAL 12 MONTHS	[Redacted]
E015HLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 8192 S&S RENEWAL 12 MONTHS	[Redacted]
E015ILL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 16384 S&S RENEWAL 12 MONTHS	[Redacted]
E015JLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 32768 S&S RENEWAL 12 MONTHS	[Redacted]
E0G4FLL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR EP SUBSEQUENT FIXED TERM LICENSE 12 MONTHS	[Redacted]
E0G4ILL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR FLOW PROCESSOR SUBSEQUENT FIXED TERM LICENSE 12 MONTHS	[Redacted]
E0G4LLL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR COMBINE EP/FP SUBSEQUENT FIXED TERM LICENSE 12 MONTHS	[Redacted]
E0G4CLL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR ALL-IN-ONE OF CONSOLE SUBSEQUENT FIXED TERM LICENSE 12 MONTHS	[Redacted]

Part number	Subscription & Support Reinstatement Description	[Redacted]
D0YMRLL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0YMPLL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0YMKLL	IBM SECURITY LOG MANAGEMENT SW S&S REINSTATEMENT 12 MONTHS	[Redacted]

D0YMXLL	IBM SECURITY LOG MANAGEMENT CONSOLE SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0YMMLL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0YMTLL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WRCLL	IBM SECURITY SIEM ALL-IN-ONE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WRFLL	IBM SECURITY SIEM ALL-IN-ONE SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WRILL	IBM SECURITY SIEM CONSOLE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WRLLL	IBM SECURITY SIEM CONSOLE SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WRPLL	IBM SECURITY SIEM EVENT PROCESSOR SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D02RSLL	IBM SECURITY SIEM EVENT PROCESSOR SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WRVLL	IBM SECURITY SIEM FLOW PROCESSOR SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
S0WRYLL	IBM SECURITY SIEM FLOW PROCESSOR SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WS1LL	IBM SECURITY SIEM COMBINED EVENT/FLOW PROCESSOR SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WS4LL	IBM SECURITY SIEM COMBINED EVENT/FLOW PROCESSOR SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0ZPTLL	IBM SECURITY SIEM EVENT COLLECTOR SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WS7LL	IBM SECURITY SIEM QFLOW COLLECTOR SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WSALL	IBM SECURITY SIEM QFLOW COLLECTOR SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D14QCLL	IBM SECURITY SIEM DATA NODE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D14QFLL	IBM SECURITY SIEM DATA NODE SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WU7LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 1000 TO 2500 SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WU9LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 1000 TO 2500 FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WTVLL	IBM SECURITY SIEM EPS INCREASE 1000 TO 2500 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0TXLL	IBM SECURITY SIEM EPS INCREASE 1000 TO 2500 FAILOVER FEATURE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WTZLL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 2500 SW S&S REINSTATEMENT 12 MONTHS	[Redacted]

D0WU1LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 2500 FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0V5KLL	IBM SECURITY SIEM EPS INCREASE 2500 SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WTTLL	IBM SECURITY SIEM EPS INCREASE 2500 FAILOVER FEATURE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WUYLL	IBM SECURITY FLOW INCREASE 25K TO 50K SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WVOLL	IBM SECURITY FLOW INCREASE 25K TO 50K FAILOVER FEATURE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WUHLL	IBM SECURITY FLOW INCREASE 50K TO 100K SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WUJLL	IBM SECURITY FLOW INCREASE 50K TO 100K FAILOVER FEATURE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0V5MLL	IBM SECURITY FLOW INCREASE 100K SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WUBLL	IBM SECURITY FLOW INCREASE 100K FAILOVER FEATURE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WV4LL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 50 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WV6LL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 500 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WV8LL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 1000 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WVALL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 5000 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WVCLL	IBM SECURITY LOG MANAGEMENT LOG SOURCE INCREASE 100000 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10UTLL	IBM SECURITY QRADAR RISK MANAGER APPLIANCE VM S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10UQLL	IBM SECURITY QRADAR RISK MANAGER APPLIANCE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WVSLL	IBM SECURITY QRADAR RISK MANAGER 50 SOURCE INCREASE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WVVLL	IBM SECURITY QRADAR RISK MANAGER 100 SOURCE INCREASE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WVYLL	IBM SECURITY QRADAR RISK MANAGER 250 SOURCE INCREASE SW REINSTATEMENT 12 MONTHS	[Redacted]
DOWW1LL	IBM SECURITY QRADAR RISK MANAGER 500 SOURCE INCREASE SW REINSTATEMENT 12 MONTHS	[Redacted]
D0WW4LL	IBM SECURITY QRADAR RISK MANAGER 1000 SOURCE INCREASE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WW7LL	IBM SECURITY QRADAR RISK MANAGER 2500 SOURCE INCREASE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WWALL	IBM SECURITY QRADAR RISK MANAGER 5000 SOURCE INCREASE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10VBLL	IBM SECURITY QRADAR VULNERABILITY MANAGER ADD-ON SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10V2LL	IBM SECURITY QRADAR VULNERABILITY MANAGER STANDALONE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]

D10VKLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 256 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10VRLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 1024 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10VULL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 2048 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10VXLL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 4096 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10W0LL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 8192 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10W3LL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 16384 S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10W6LL	IBM SECURITY QRADAR VULNERABILITY MANAGER SCANNING ASSETS INCREASE BY 32768 S&S REINSTATEMENT 12 MONTHS	[Redacted]

Program (Virtual Appliance) Parts Tables
Part Number	License Description (Including 12 Months S&S)	[Redacted]
D0WT1LL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE VIRTUAL SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WT4LL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE VIRTUAL SW FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0WT7LL	IBM SECURITY LOG MANAGEMENT CONSOLE VIRTUAL SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WTALL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE VIRTUAL SW FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0WTDLL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR VIRTUAL SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WTGLL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR VIRTUAL SW FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0WSCLL	IBM SECURITY SIEM ALL-IN-ONE VIRTUAL SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WSFLL	IBM SECURITY SIEM ALL-IN-ONE VIRTUAL SW FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0WSILL	IBM SECURITY SIEM CONSOLE VIRTUAL SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WLLL	IBM SECURITY SIEM CONSOLE VIRTUAL SW FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]

D0WSPLL	IBM SECURITY SIEM EVENT PROCESSOR VIRTUAL SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WSSLL	IBM SECURITY SIEM EVENT PROCESSOR VIRTUAL SW FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0WSVLL	IBM SECURITY SIEM FLOW PROCESSOR VIRTUAL SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WSYLL	IBM SECURITY SIEM FLOW PROCESSOR VIRTUAL SW FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0WTJLL	IBM SECURITY SIEM EVENT COLLECTOR VIRTUAL SW LICENSE + S&S 12 MONTHS	[Redacted]
D14S7LL	IBM SECURITY SIEM DATA NODE VIRTUAL SW LICENSE + S&S 12 MONTHS	[Redacted]
D14SYLL	IBM SECURITY SIEM DATA NODE VIRTUAL SW FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0WUTLL	IBM SECURITY FLOW INCREASE 15K TO 25K VM SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WUVLL	IBM SECURITY FLOW INCREASE 15K TO 25K VM FAILOVER FEATURE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WXKLL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR VIRTUAL EP FIXED TERM LICENSE 12 MONTHS	[Redacted]
D0WXRLL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR VIRTUAL FP FIXED TERM LICENSE 12 MONTHS	[Redacted]
D0WXELL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR VIRTUAL ALL-IN-ONE OR CONSOLE FIXED TERM LICENSE 12 MONTHS	[Redacted]
D0WUPLL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 100 SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WURLL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 100 FAILOVER FEATURE LICENSE + S&S 12 MONTHS	[Redacted]
D0WUKLL	IBM SECURITY SIEM EPS INCREASE 100 SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WUMLL	IBM SECURITY SIEM EPS INCREASE 100 FAILOVER FEATURE SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WU2LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 500 TO 1000 SW LICENSE + S&S 12 MONTHS	[Redacted]
D0WU4LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 500 TO 1000 FAILOVER FEATURE SW LICENSE + S&S 12 MONTHS	[Redacted]
D10UVLL	IBM SECURITY SIEM EPS INCREASE 500 TO 1000 SW LICENSE + S&S 12 MONTHS	[Redacted]
D14TNLL	IBM SECURITY SIEM EPS INCREASE 500 TO 1000 FAILOVER FEATURE SW LICENSE + S&S 12 MONTHS	[Redacted]
D10VGLL	IBM SECURITY QRADAR VULNERABILITY MANAGER ADD-ON VM SW LICENSE + S&S 12 MONTHS	[Redacted]
D10V4LL	IBM SECURITY QRADAR VULNERABILITY MANAGER STANDALONE VM SW LICENSE + S&S 12 MONTHS	[Redacted]

Part Number	Subscription & Support Renewal Description	[Redacted]
E0G2KLL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE VIRTUAL SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2LLL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE VIRTUAL SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G2MLL	IBM SECURITY LOG MANAGEMENT CONSOLE VIRTUAL SW S&S RENEWAL 12 MONTHS	[Redacted]

E0G2NLL	IBM SECURITY LOG MANAGEMENT CONSOLIE VIRTUAL SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G2PLL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR VIRTUAL SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2QLL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR VIRTUAL SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G2CLL	IBM SECURITY SIEM ALL-IN-ONE VIRTUAL SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2DLL	IBM SECURITY SIEM ALL-IN-ONE VIRTUAL SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G2ELL	IBM SECURITY SIEM CONSOLE VIRTUAL SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2FLL	IBM SECURITY SIEM CONSOLE VIRTUAL SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G2GLL	IBM SECURITY SIEM EVENT PROCESSOR VIRTUAL SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2HLL	IBM SECURITY SIEM EVENT PROCESSOR VIRTUAL SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G2ILL	IBM SECURITY SIEM FLOW PROCESSOR VIRTUAL SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2JLL	IBM SECURITY SIEM VIRTUAL SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G2RLL	IBM SECURITY SIEM EVENT COLLECTOR VIRTUAL SW S&S RENEWAL 12 MONTHS	[Redacted]
E0JHMLL	IBM SECURITY SIEM DATA NODE VIRTUAL SW S&S RENEWAL 12 MONTHS	[Redacted]
E0JHXLL	IBM SECURITY SIEM DATA NODE VIRTUAL SW FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G3CLL	IBM SECURITY FLOW INCREASE 15K TO 25K VM SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G3DLL	IBM SECURITY FLOW INCREASE 15K TO 25K VM FAILOVER FEATURE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G4GLL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR VIRTUAL EP SUBSEQUENT FIXED TERM LICENSE 12 MONTHS	[Redacted]
E0G4JLL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR VIRTUAL FP SUBSEQUENT FIXED TERM LICENSE 12 MONTHS	[Redacted]
E0G4DLL	IBM SECURITY X-FORCE IP REPUTATION FEED FOR VIRTUAL ALL-IN-ONE OR CONSOLE SUBSEQUENT FIXED TERM LICENSE 12 MONTHS	[Redacted]
E0G3ALL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 100 SW S&S RENEWAL 12 MONTH	[Redacted]
E0G3BLL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 100 FAILOVER FEATURE S&S RENEWAL 12 MONTHS	[Redacted]
E0G38LL	IBM SECURITY SIEM EPS INCREASE 100 SW S&S 12 RENEWAL MONTHS	[Redacted]
E0G39LL	IBM SECURITY SIEM EPS INCREASE 100 FAILOVER FEATURE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0G2ZLL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 500 TO 1000 SW S&S RENEWAL 12 MONTHS	[Redacted]

E0G30LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 500 TO 1000 FAILOVER FEATURE SW S&S RENEWAL 12 MONTHS	[Redacted]
E0154LL	IBM SECURITY SIEM EPS INCREASE 500 TO 1000 SW S&S RENEWAL 12 MONTHS	[Redacted]
E0186LL	IBM SECURITY SIEM EPS INCREASE 500 TO 1000 FAILOVER FEATURE SW S&S RENEWAL 12 MONTHS	[Redacted]
E015BLL	IBM SECURITY QRADAR VULNERABILITY MANAGER ADD-ON VM SW S&S RENEWAL 12 MONTHS	[Redacted]
E0157LL	IBM SECURITY QRADAR VULNERABILITY MANAGER STANDALONE VM SW S&S RENEWAL 12 MONTHS	[Redacted]

Part Number	Subscription & Support Reinstatement Description	[Redacted]
D0WT2LL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE VIRTUAL SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WT5LL	IBM SECURITY LOG MANAGEMENT ALL-IN-ONE VIRTUAL SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WT8LL	IBM SECURITY LOG MANAGEMENT CONSOLE VIRTUAL SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WTBLL	IBM SECURITY LOG MANAGEMENT CONSOLE VIRTUAL SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WTELL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR VIRTUAL SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
DOWTHPLL	IBM SECURITY LOG MANAGEMENT EVENT PROCESSOR VIRTUAL SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WSDLL	IBM SECURITY SIEM ALL-IN-ONE VIRTUAL SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WDGLL	IBM SECURITY SIEM ALL-IN-ONE VIRTUAL SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WSJLL	IBM SECURITY SIEM CONSOLE VIRTUAL SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WSMLL	IBM SECURITY SIEM CONSOLE VIRTUAL SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WSQLL	IBM SECURITY SIEM EVENT PROCESSOR VIRTUAL SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WSTLL	IBM SECURITY SIEM EVENT PROCESSOR VIRTUAL SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WSWLL	IBM SECURITY SIEM FLOW PROCESSOR VIRTUAL SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WSZLL	IBM SECURITY SIEM FLOW PROCESSOR VIRTUAL SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WTKLL	IBM SECURITY SIEM EVENT COLLECTOR VIRTUAL SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D14S8LL	IBM SECURITY SIEM DATA NODE VIRTUAL SW S&S REINSTATEMENT 12 MONTHS	[Redacted]

D14SZLL	IBM SECURITY SIEM DATA MODE VIRTUAL SW FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WUULL	IBM SECURITY FLOW INCREASE 15K TO 25K VM SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WUWLL	IBM SECURITY FLOW INCREASE 15K TO 25K VM FAILOVER FEATURE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WUQLL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 100 SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WUSLL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 100 FAILOVER FEATURE S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WULLL	IBM SECURITY SIEM EPS INCREASE 100 SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WUNLL	IBM SECURITY SIEM EPS INCREASE 100 FAILOVER FEATURE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WU3LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 500 TO 1000 SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D0WU5LL	IBM SECURITY LOG MANAGEMENT EPS INCREASE 500 TO 1000 FAILOVER FEATURE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10UWLL	IBM SECURITY SIEM EPS INCREASE 500 TO 1000 SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D1141LL	IBM SECURITY SIEM EPS INCREASE 500 TO 1000 FAILOVER FEATURE SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10VHLL	IBM SECURITY QRADAR VULNERABILITY MANAGER ADD-PN VM SW S&S REINSTATEMENT 12 MONTHS	[Redacted]
D10V5LL	IBM SECURITY QRADAR VULNERABILITY MANAGER STANDALONE VM SW S&S REINSTATEMENT 12 MONTHS	[Redacted]

An initial 12-month term of Subscription and Support is included for each Program you distribute under this Transaction Document.  The effective date for Subscription and Support will commence on the date of the IBM invoice for such Program.  You may renew Subscription and Support for an additional consecutive 12-month term at the applicable Subscription and Support Renewal price specified above.  For Programs on which you have not continually renewed Subscription and Support, you may acquire a 12-month term of Subscription and Support at the applicable Subscription and Support Reinstatement price specified above.  You may acquire Subscription and Support Renewal or Subscription and Support Reinstatement only in support of Programs that you distributed to Customers as part of the Solution.  You are responsible for documenting and tracking the effective date and renewal date for each Subscription and Support term for your Customers.
C.
Purchase Commitment:  ASL Prices are based upon a committed SRP contract value of [Redacted].  This is the minimum amount you are committed to purchase during the two-year term of this Transaction Document.

D.
Hosted Solutions:  You may also make the Solution available to Customers via a Hosted Solution arrangement.  A Hosted Solution means providing access to the Solution from remote data centers to multiple Customers via the internet or a private network.  Hosting terms for Appliances are set forth in the Appliance Attachment.  For Programs, IBM grants you a nonexclusive, nontransferable, right to authorize Customers to access and use eligible Programs solely as part of the Solution, only in connection with your provision of the Hosted Solution to such Customer.  You may not use the Programs you license for providing a Hosted Solution for any other purpose, including internal use.  The licenses may not be resold, assigned or transferred to any other entity, except as provided under 7.8 of the Base Agreement or as otherwise authorized by IBM.  You may permit Customers to access Programs as part of your Hosted Solution in the countries set forth in 2.8 of the Base Agreement where IBM has exclusive dealing arrangements, provided that the Programs are not distributed into or installed in those countries.

All copies of the Programs used to provide the Hosted Solution must always reside on your servers, or servers you manage.  You must implement adequate controls on physical access, communications, and software access to prevent Customers from reading, displaying, copying or transmitting the actual code or documentation of the Programs.
2. Value-Add Components which must be included in Solutions:
Description of your Solution:	Network Security
Description of your Value-Add Components:	Adaptive Threat Management
Total Network Monitoring
Centralized Network Management
Remote/Mobile Access
Perimeter Network Security
Management and Visibility
3. Term: The term of this Transaction Document will be two (2) years from the date the last party executes.  Renewal Transaction Documents may be available for additional one (1) year terms, as mutually agreed to by the parties in writing.
4. Purchase and Reporting Requirements:
You may purchase Appliances and Support Options and Programs and Subscription and Support via an initial payment (described below in Section 4A), and via the reports and applicable payments as specified in Section 4B.
A. Initial Payment:
An initial payment is due at TD signing.  The payment is specified in the table below, and is payment for the Appliances and Programs shown.  For each Appliance acquired as part of the initial payment, a Supplement must be completed contemporaneously with this TD.  The effective date for the initial 12-month term of Subscription and Support for Program acquired via an initial payment will be the date of the IBM invoice for the initial payment.  Your signature on this TD will act as a purchase order to IBM for the initial payment.  IBM will invoice you accordingly.  You agree to pay as specified in the invoice.
Part Number	Product Description		ASL Price	Initial Payment
D14R6LL	IBM SECURITY QRADAR CORE APPLIANCE XX05 G2 APPLIANCE INSTALL APPLIANCE + SUBSCRIPTION AND SUPPORT 12 MONTHS	1	[Redacted]	[Redacted]
D0V5HLL	IBM SECURITY QRADAR SIEM ALL-IN-ONE 31XX INSTALL LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	1	[Redacted]	[Redacted]
D0WXALL	IBM SECURITY X-FORCE IP REPUTATION INTELLIGENCE FEED FOR 31XX INSTALL INITIAL FIXED TERM LICENSE + SW SUBSCRIPTION & SUPPORT 12 MONTHS	1	[Redacted]	[Redacted]
			TOTAL:	[Redacted]

Purchases included in your initial payment are considered deployed upon invoice.  Any additional purchase not included in your initial payment must be ordered and paid for as specified in paragraph (B) below.
B.
Appliance Orders:  You must submit purchase orders to IBM for each Appliance, Appliance Maintenance and Subscription and Support Service, and Service Options that you elect to obtain under this TD.  Along with each purchase order for an Appliance, you must submit a completed Supplement with the required information.  Each order you submit for an Appliance is not considered accepted by IBM until a Supplement is completed and accepted by both parties for that Appliance order.  Once a completed Supplement has been signed by you and accepted by IBM, IBM shall invoice you for the Appliance(s), Appliance Maintenance and Subscription and Support Services, and any Service Options specified in the Supplement.  IBM will inform you in writing (e.g., by e-mail) when IBM has accepted your purchase order and associated Supplement.  You agree to pay as specified in the invoice.

C.	Program Orders:
(i)
You shall maintain complete and accurate records indicating by Month, (i) all Program copies made during such month by your; and (ii) all Subscription and Support Renewals and Subscription and Support Reinstatements deployed for Programs during such month.

(ii)
By the third business day before the end of each month, you agree to submit a report to IBM for purchases of Program licenses and Subscription and Support made during the month up to the time of the report and during the previous month, after that month’s report was submitted.  Subscription and Support Renewal orders must be received by IBM in the report due the month prior to the Subscription and Support expiration date(s) for a Program, otherwise the purchase of Subscription and Support Reinstatement(s) will be required in order to keep the associated Program(s) current on Subscription and Support.  IBM shall invoice you the applicable charges based on your report.  Payment is due as specified in the invoice.  You are required to submit a report to IBM each month, regardless of whether you owe fees to IBM in that particular month.  At your option, you may submit purchase orders along with the required monthly reports.

D.	Submit all reports and if applicable, purchase orders to:
Fax:  [Redacted]
Electronically: [Redacted]
IBM may update the above information upon notice.
Remit all payments to the corresponding address that is noted on your IBM in voice
E.
All payments are nonrefundable.  Except as specifically obliged to do within the scope of its produce warranty obligation, IBM will not accept returns or exchanges.  Further, IBM will not issue credit for returns that you accept from your Customers.

F.
If the Appliance will be installed at a Customer site (as indicated in a Supplement), then you agree to submit the required Customer information requested by IBM.  Request the IBM Customer Number (ICN), if any, from the Customer so that you may include it on the Supplement.

In the event that any of your Customers is located in a country where applicable local data protection (or equivalent) law controls the communication of information relating to living individuals, which in certain countries also includes information about corporations, partnerships and other forms of legal entity, then you warrant that.
(1)
You will obtain the prior written consent of every Customer located in such a country for you, International Business Machines Corporation and its Affiliates, to store and use that Customer’s business contact information (including names, phone numbers, and e-mail addresses) anywhere they do business.  Such information will be processed and used in connection with our business relationship and may be provided to contractors, Business Partners, and assignees of International Business Machines Corporation and its Affiliates for uses consistent with their collective business activities, including communication with them (for example, for processing orders, for promotions, and for market research); and

(2)
You will comply with all applicable local data protection registration requirements in relation to such information, including (without limitation): (i) the obtaining of such information from your Customers, (ii) the recording, storage and processing by you of such information, and (iii) the transmission by you to IBM hereunder of such information.

G.	If required, Media Packs will be shipped. The part numbers and descriptions of the Media Packs for the Program and Program Components that will be shipped are:
Media Pack PN	Media Pack Description
Not Applicable

5. Support
A.	You must provide all support for the Value-Add Component(s).
B.	IBM provides support for Appliances as set forth in the Exhibit, which sets forth the support responsibilities for the Appliance (Machine Components, Machine Code Components and Program Components).
C.	For all Programs you distribute, you or your distributors will provide Level 1 and Level 2 Support to Customers.
For Program licenses covered under Subscription and Support, IBM will provide the support to you as described in this section, which includes assistance for Level 2 Support, if it has been identified during Level 1 Support that the problem is with the Program.  You agree to be in interface to Customers for this support.
For Program licenses not covered under Subscription and Support, refer to subsection H below.
Level 1 Support means taking the first support call from a Customer and fulfilling the following steps:
(i)	Qualify incoming calls: Determine if the request is for a new or existing case. Assign a priority to a new case (priority one through priority four). For existing cases, obtain case information.
(ii)
Characterize the problem and environment:  Gather information about the case and determine if the Program causes the problem.  Completely define and describe the problem.  Identify ways to understand the problem’s behavior.  Document the characterization information.  Analyze problem symptom(s), attempt to find root cause when appropriate and describe the result of such attempts.  Determine if the problem is a known Program problem by accessing IBM online support resources.

(iii)
If it is determined to be a Program problem, contact IBM technical support.  For new cases, open a case and select a priority.  For existing cases, state the case number.  Provide the case information you have gathered to the support engineer.

Level 2 Support means the service provided to analyze or repeat the error, or to determine that the error is not repeatable.  This service also includes in-depth analysis.
D.
The following applies for each Program Component included in the Appliance when Appliance Subscription and Support Services is in effect and for each Program when Subscription and Support is in effect for that Program:

i.	IBM will make available to you Program defect corrections, restrictions, and bypasses, if any, that it develops;
ii.	IBM will make available to you and authorize you to upgrade to the most current commercially available version, release, or update, should any be made available;
iii.
IBM will provide you with assistance for:  a) routine, short duration installation and usage (how-to) questions; and b) code-related questions (together “Support”).  Support for a particular version or release of a Program is available only until IBM withdraws Support for the Program’s version or release.  When Support is withdrawn, you must upgrade to a supported version or release of the Program in order to continue to receive Support.  The IBM “Software Support Lifecycle” policy is available at http://www.ibm.com/software/info/supportlifecycle/.

iv.
IBM provides Support via electronic access and, if available, telephone, only to your technical support personnel during the normal business hours (published prime shift hours) of your IBM support center.  (This assistance is not available to your Customers.)  IBM provides Severity 1 assistance 24 hours a day, every day of the year; and

v.
IBM may request that you allow it to remotely access your system to assist you in isolating the Program’s problem cause.  You remain responsible for adequately protecting your system and all data contained in it whenever IBM remotely accesses it with your permission.

E.	Subscription & Support does not include assistance for:
i.	the design and development of applications;
ii.	the use of Programs in other than their specified operating environment;
iii.	failures caused by products for which IBM is not responsible under this Agreement; or
iv.	the Solution.
F.	If IBM withdraws Subscription & Support for a particular Program, you understand that:
i.	IBM will to make Subscription & Support Renewal or Subscription &Support Reinstatement available for that Program; and
ii.
If you renewed IBM Subscription & Support for that IBM Program license prior to the notice of withdrawal, IBM may either continue to provide Subscription & Support to you for that Program license until the end of the then current term, or you may obtain a prorated refund.

G.	While Subscription & Support is in effect for a Program license, you agree to provide to your Customers updates to the Programs as such updates are made available to you by IBM.

H.
For Program licenses not covered under Subscription and Support, IBM will only provide you access to IBM databases containing information on known Program defects, defect corrections, restrictions, and bypasses for the unmodified portion of Programs.  IBM will maintain this information for a minimum of one after you acquire the Program.  You agree to be the interface to Customers for this service.

Consult the IBM Appliance Support Handbook (“Appliance Support Handbook”) for further details at:  http://www.ibm.com/software/appliance/support
6. Territory
A.	Subject to the restrictions stated in the Base Agreement, the Territory in which you may sell or market your Solution(s) including Appliances is world-wide.
B.
IBM’s obligation to provide installation and warranty services for Appliances acquired under this TD only applies in the country in which the IBM entity signing this Transaction Document is located.  Such services are available in certain other countries from IBM Affiliates or resellers, subject to separate written agreements.  IBM does not warrant that such agreements are available in all countries.

7. Miscellaneous Terms/Conditions:
A.	You certify that you are a PartnerWorld member in good standing, and agree to maintain such status for the term of this Transaction Document.
B.	Any information exchanged under this Agreement that is identified as confidential by either party will be governed by the confidentiality terms of the PartnerWorld Agreement.
C.
IBM provides a License Information Document (“LI”) for each Program and Program Component suppled with an Appliance.  You must ensure that your Customers are bound by the terms in the LI and all licensing files which accompany or are included in the Appliance.  You agree to be bound by such terms when you use the Appliance as authorized under this Agreement.  Notwithstanding the above, terms in the LI referencing the IBM International Program License Agreement (IPLA) or the IBM International License Agreement for Non-Warranted Programs (ALAN) do not apply, and terms in the LI referencing pricing metrics do not apply to the extent they conflict with this Agreement.

If an Appliance or Program contains any third-party code that is provided under a third-part license agreement, then the terms and conditions of the relevant third-party license agreement apply to such code.  You agree to be bound by such third-party terms when you use the Appliance as authorized under this Agreement and to ensure that your Customers are bound by such terms.
You agree to pass on to your Customers all third-party “NOTICES” files and information included with any Appliance or Program.
Except in any copying and distribution of Programs or of programs included in Appliances, you may not use third-parties’ names or trademarks, including in connection with the marketing of the Value-Add Component or Solution, without the relevant third-parties’ prior written consent.
D.	Each Appliance and Program supplied under this TD may only be used in conjunction with the Value-Add Components as part of the Solution.
E.
You agree that the price presented to the Customer for the Solution will be a single fee for the IBM components (Appliances and Programs) and the Value-Add Components.  You may not refer to a separate price for any Appliance or Program acquired under this Agreement.

F.
Beginning upon TD execution and each quarter thereafter, you agree to submit forecast reports to IBM which shall include a good faith estimate of the quantities and types of Appliances you expect to order in the quarter following the report.  For the avoidance of doubt, the reports are estimates only and are not binding commitments.  The reports are used by IBM for planning purposes only.  You will submit the reports to the address specified in paragraph B of section 4 above.

G.
IBM reserves the right to change the part numbers and/or pricing metrics for the Programs and/or Subscription and Support listed in Section 1, upon written notice to you.  Changes to either part numbers or pricing metrics will not cause a change in the effective prices for either Programs or Subscription and Support.

H.	Each party agrees to comply with all applicable export and import laws and regulations, U.S. embargo and sanctions regulations and prohibitions on export for certain end uses or to certain users.
Programs may contain cryptography subject to the U.S. Export Administration Regulations (EAR).  Transfer to, or use by, users of Programs or Solutions may be prohibited or subject to export or import laws, regulations, or policies, including those of the United States.  Licensee assumes all responsibility for complying with all applicable laws, regulations and policies regarding the export, import, or use of Programs and Solutions.
I.
For IBM Security QRadar Appliances, you may not transfer the Appliances, licensed software add-ons, software packs, or capacity increases for an Appliance between Appliance Deployments.  An “Appliance Deployment” is when multiple Appliances and associated license upgrades (which include capacity increases, software packs, and software add-ons) are connected to and operating with a single Appliance console.

J.	You are required to provide the bill of materials and Customer name to IBM prior to your deployment of the Appliance(s). This is for the purpose of QRadar license key generation.
K.
If, IBM announces a general price increase for the Programs and/or Subscription and Support listed in Section 1, IBM reserves the right to pass the price increase(s) to you.  The price increase(s) will be effective on the annual anniversaries of the effective date of the Transaction Document, are not retroactive, and will not exceed 5% per year.  For the avoidance of doubt, this cap applies during the term of this TD and to Renewal TD term.

8.	Contract Coordinators:
	For IBM:	For you:
Name	Rosanne Kearney	Brian McDevitt
Company	IBM Corporation	VirtualArmor LLC
Address	11501 Burnet Road	10901 W. Toller Dr, Ste 301
Internal Mail-drop: 901-2E-007
City, ST	Austin, TX 78758-3400	Littleton, CO 80127
Telephone:	720.396.6117	720.273.2449
Fax:	720.396.6117
Email:	rosannek@us.ibm.com	bmcdevitt@virtualarmor.com

IBM ASL Registration Form
Please provide all requested information in order to be registered or to update your information.
This Registration Form must be completed and submitted to the IBM account representative at the time of contract signing.  Failure to do so may result in delay in registering Subscription and support authorization.
IBM Customer Number:
VAT number (if applicable):
For each contact information box below, please complete all details.  By completing this form and providing us with information on behalf of other individuals in your organization, you certify that you have confirmed that they agree to your providing their data on the form.
IBM Representative
Name: Steven C. Jones
Address: 2652 Cassowary Drive
City: Sandy	State/Province: UT	ZIP Code/Postal Code: 84092
Country: USA
Telephone/Ext: 801-523-1873	Fax: 801-523-6289
E-mail Address: scjones@us.ibm.com
IBM Customer Number

Primary Contact (required):   IBM will communicate with the Primary Contact (regarding changes to the Agreement or other contractual issues.  If the Primary Contact is the only contact specified, IBM may consider the Primary Contact to be the sole contact for all purposes.  (No Post Office Boxes, please)
Contact Name: Brian McDevitt
Street Address: 10901 W Toller Dr
City: Littleton	State/Province: CO	ZIP Code/Postal Code: 80127
Country:
Telephone/Ext: 720.273.2449	Fax:
E-mail Address: bmcdevitt@virtualarmor.com

Administration Contact (if different from Primary Contact above):
Note:  You are eligible to receive one set of media for Programs covered by Subscription and Support when Programs are revised and become commercially available.  The person you designate in this information box is responsible for requesting and authorizing account information changes, Web and tool access, etc.  In addition, IBM will send the Administration Contact documents including Subscription and Support Renewal notices, software upgrade availability notifications, and where applicable, billing communications, etc.  Program upgrade media will be shipped upon request to the contact at the address indicated below.  Subscription and Support coverage must be active in order for the upgrade(s) to be shipped.  Please note:  A Post Office Box is not a valid ship-to address.
Contact Name:
Street Address:
City:	State/Province:	ZIP Code/Postal Code:
County:
Telephone/Ext:	Fax:
E-Mail Address:

Site Technical Contact (if different from Primary Contact above):  The Site Technical Contact specified below is responsible for overall support compliance, maintaining the authorized caller list, and coordinating distribution of the technical support access information to the authorized callers of this site.  This contact will also receive a letter with important Technical Support Information concerning access to IBM Software Support.
Contact Name:
Street Address:
City:	State/Province:	ZIP Code/Postal Code:
County:
Telephone/Ext:	Fax:
E-Mail Address:

IBM ASL Software Agreement
Supplement for Purchase of IBM QRadar Appliances to
 ASL Appliance Purchase Commitment Transaction Document
Name and Address of Partner:	Virtual Armor LLC
Ship to Address:*	10901 W Toller Dr Littleton, CO 80127
*Installation Address (must be in the country in which the IBM entity signing this Agreement is located)
If different than Ship To Address, include each Specified Location where an Appliance may be installed.  Note if this is a Customer location.

Your Customer No.:
Invoice to:

*If Ship To Address or Installation Address changes prior to shipment of the Appliance, you are responsible for notifying IBM (if applicable)
Description	Part Number	Appliance Type	Qty of Appliances	**Customer Request Arrival Date (CRAD)	Maintenance Services Contract ____
<Insert Part Description>	<Insert PN>			<YYYY/MM/DD>
<Insert Service Upgrade Description>	<Insert PN>			<YYYY/MM/DD>
<Insert Maintenance Service Upgrade Description>	<Insert PN>			<YYYY/MM/DD>
<Insert Maintenance Service Option Description>	<Insert PN>			<YYYY/MM/DD>
<Insert Warranty Service Upgrade Description>
<Insert Warranty Option Upgrade Description>

**CRAD is an estimated date in which the Appliance(s) will be delivered to you and/or Customer.  The official delivery date of Appliance(s) will be communicated at the actual ship date of the Appliance(s).
Customer Set-Up (Yes/No)	No
Type of Service (during warranty)	5
Warranty Period for Machine Component	1 Year
Service Level (during warranty)	1
Types of Maintenance Service (after warranty, if available)	[Specify purchases in above table, including part numbers and description from those available on TD]
Production Status Code	1
Warranty Service Upgrades	[Specify purchases in above table, including part numbers and description from those available on TD]
Maintenance Service Level (after warranty)	<insert # from Service Levels listed below>
Maintenance Service Level Upgrades	<insert # from Service Levels listed below>
Production Status Codes #:	Types of Service (during warranty), if available
1. The IBM Appliance is manufactured from new parts and used parts.
2. The IBM Appliance is not new.
3. Production status is not determined.  Upon request, we will inform Customer, before the Estimated Ship Date, of the IBM Appliance’s production.
5.  Title to the IBM Appliance has never been previously transferred.  The IBM Appliance may have been previously installed in proof of concept customer trials.  The IBM Appliance has been refurbished from new and used parts.
1. Customer Replaceable Unit (CRU) Service 5. CRU and On-site Service 6. CRU and Courier or Depot Service 7. CRU and Customer Carry-In or Mail-In Service 8. CRU and Machine Exchange Service
Service Levels, if available
1. Next Business Day (NBD), 9x5 2. Same Business Day (SBD),9x5 3. Same Day (SD), 24x7

This Supplement confirms your order to acquire the specified IBM Appliance(s) and any related warranty or maintenance Services at the prices listed in the Transaction Document provided by IBM.  This order is subject to the terms of this Supplement, the Transaction Document, the Attachment for Appliance Services (“Attachment”) and the ASL/OEM Software Agreement.
Consult the Appliance Support Handbook (“Appliance Support Handbook”) for further details on Appliance Service both during and after warranty at http://ibm.com/software/appliance/support.
1.   Machine Code and Non-IBM Programs
Certain IBM Appliances contain Licensed Machine Code (“LMC”) or Non-IBM Programs.  LMC and Non-IBM Programs are licensed under, and your use is governed by, the terms of the license agreements provided with the LMC and Non-IBM Programs.  You may obtain copies of those license agreements and any applicable product-specific environmental notices at http://www.ibm.com/servers/supportmachine_warranties/support_by_product.html or by contacting your IBM representative.
Authorization to use LMC and Non-IBM Programs is only for the numbers of processors, amounts of storage, or other quantities acquired by you that are also indicated in the associated IBM Appliance’s “Description” field in this Supplement.
You will ensure that anyone (including your Customers) you authorize to use the Appliances does so in accordance with these items.
2.   Risk of Loss
For each IBM Appliance, IBM bears the risk of loss or damage up to the time it is delivered to the IBM-designated carrier for shipment to you or your designated location.  Thereafter, you assume the risk.  Each IBM Appliance will be covered by insurance, arranged and paid for by IBM for you, covering the period until it is delivered to you or your designated location.  For any loss or damage, you must: (i) report the loss or damage in writing within 10 business days of delivery, and (ii) follow the applicable claim procedure.
IBM may file a copy of this Supplement or other documents to perfect its purchase money security interest.
3.   Miscellaneous
The serial number(s) of each Appliance will be recorded by IBM at the time of delivery.  The serial number(s) will be necessary for you to obtain maintenance.
Some Appliance configurations may be distributed across multiple sites or a single site.  Appliance Configurations that require multiple Appliances and associated license upgrades connected to and operating with a single appliance console must be at the same maintenance level and be current on Maintenance and Subscription & Support in order to properly operate, be supported and compliant.  Please check with your IBM sales or renewal contact before purchasing or making changes to your Appliance configuration.
Consult the Appliance Support Handbook for further details on Appliance Configuration definition at http://www.ibm.com/software/appliance/support.

This Supplement, the Transaction Document, the Attachment for Appliance Services and the ASL Software Agreement together are the complete agreement between the parties regarding transactions by which you obtain IBM Appliances and related warranty and maintenance Services from IBM and replace all prior oral or written communications, representations, undertakings, warranties, promises, covenants, and commitments between you and IBM regarding your acquisition of Appliances and related warranty and maintenance Services.  In entering into this transaction, neither party is relying on any representation not specified in this Supplement, the Exhibit, the Transaction Document or the Agreement.  Additional or different terms in nay written communication from you (such as a purchase order) are void.
You accept the terms of this Supplement by signing this Supplement by hand or, where recognized by law, electronically.  Once signed i) any reproduction of this Supplement made by reliable means (for example, electronic image, photocopy or facsimile) is considered an original, and ii) all Products and Services ordered under this Supplement are subject to it.
You accept the terms of this Supplement by signing this Supplement by hand or, where recognized by law, electronically.  Once signed, i) any reproduction of this Supplement made by reliable means (for example, electronic image, photocopy or facsimile) is considered an original, and ii) all Products and Services ordered under this Supplement are subject to it.
If there is a conflict among the terms of this Supplement, the Transaction Document, the Attachment, and the Base Agreement, then a Supplement prevails over the Transaction Document.  The Transaction Document prevails over the Attachment and the Attachment prevails over the Base Agreement.

Virtual Armor, LLC

By: /s/ Todd Kannegieter______________ Title: COO____________________________

Name: Todd Kannegieter ______________ Date: 12/30/2014________________________

IBM ASL Software Agreement – Base Agreement: 4913004098
Attachment for Appliance
The terms of this Attachment for Appliances are in addition to those of the IBM ASL Software Agreement and govern the transaction when you obtain Appliances from IBM under a Transaction Document (“TD”).  Certain Appliances have additional terms and restrictions which will be set forth in the applicable Appliance Transaction Document.  This Attachment will remain in effect until the IBM ASL Software Agreement terminates or expires.  In the event (but to the extent only) of any conflict, the terms and conditions of this Attachment will prevail over those of the IBM ASL Software Agreement.  Except as modified herein, all other terms and conditions of the IBM ASL Software Agreement remain in full force and effect.
1. Definitions
Appliance – a product, designed for a particular function and not for general purpose computing tasks, composed of a Program Component and a Machine Component, and any Machine Code component that IBM may provide to you.
Customer-set-up Machine Component – an IBM Machine Component that you are responsible for installing according to instructions provided with it.
Date of Installation –
a) for a Customer-set-up Machine Component – the date on your purchase invoice or sales receipt for the Appliance is the Date of Installation, unless IBM informs you otherwise; or
b) for an IBM Machine Component that IBM is responsible for installing – the business day after the day IBM installs it or, if you defer installation, makes it available to you for subsequent installation by IBM.
Engineering Change – an update to modify certain aspects of the design of an installed Machine Component, including without limitation the design of a certain Machine Component part(s) or Machine Code Component.
IBM Machine Component – a Machine Component bearing an IBM logo.
Machine Code Component – microcode, basic input/output system code (called “BIOS”), utility programs, device drivers, diagnostics, and any other code (all subject to any exclusions in the license provided with it) delivered with an IBM Machine Component for the purpose of enabling the Machine Component’s function, as stated in its Specifications.
Machine Component – a hardware device, its features, conversions, elements, or accessories, or any combination of thereof.  The term “Machine Component” includes an IBM Machine Component and any non-IBM Machine Component (including other equipment) that IBM may provide to you.
Program Component – an IBM Program or Non-IBM Program that is preinstalled on a Machine Component.
Service – performance of a task, assistance, support, or access to resources (such as an information database) that IBM makes available to you as further described in an Exhibit to this Attachment.
Solution – the definition as set forth in the Base Agreement is hereby expanded to include the Appliance and your Value-Add Components.
Specifications – information specific to a Machine Component.  IBM Machine Component Specifications are in a document entitled “Official Published Specifications.”

Upgrade – a change to a Machine Component to modify, add, remove, enable, or disable a certain Machine Component resource or function.  Each such change can be accomplished through a Machine Component conversion, or through the conversion, addition, removal, or exchange of a Machine Component’s feature(s), but only to the extent announced and supported by IBM for the Machine Component.
2.   Program Components
IBM provides Appliances comprising both Program Components and Machine Components as a single product.  You and your Customer shall not use either such component independently of the Appliance of which it is a part for any purpose.
You are licensed to use the Program Component(s) pursuant to the terms of this Agreement, but only on the Machine Component supplied by IBM or any replacement of a Machine Component provided to you by IBM.  You may not transfer your license to use the Program Component(s).
3.   Machine Components
3.1 Production Status
Each IBM Machine Component is manufactured from parts that may be new or used.  In some cases, a Machine Component may not be new and may have been previously installed.  Regardless, IBM’s applicable warranty terms described in Section 3.4 apply.
3.2 Title and Risk of Loss
When IBM accepts your order, IBM agrees to sell you the Machine Component described in a Transaction Document.  IBM transfers title to you or, if applicable, your lessor when the Machine Component is shipped to you or your designed location.  However, IBM reserves a purchase money security interest in the Machine Component until IBM receives the amounts due.  For a feature, conversion, or upgrade involving the removal of parts that become IBM’s property.  IBM reserves a security interest until IBM receives payment of all the amounts due and the removed parts.  You authorize IBM to file appropriate documents to permit IBM to perfect its security interest.
For each Machine Component, IBM bears the risk of loss or damage up to the time it is delivered to the IBM-designated carrier for shipment to you or your designated location.  Thereafter, you assume the risk.  Each Machine Component will be covered by insurance, arranged and paid for by IBM for you, covering the period until it is delivered to you or your designated location.  For any loss or damage, you must i) report the loss or damage in writing to IBM within 10 business days of delivery and ii) follow the applicable claim procedure.
3.3 Installation
a. Machine Component Installation
(1)	You agree to provide an environment meeting the requirements for the Machine Component as specified in its published documentation.
(2)	You are responsible for installing a Customer-set-up Machine Component and a non-IBM Machine Component according to instructions provided by IBM or the Machine Component’s manufacturer.
(3)
For a Machine Component that IBM is responsible for installing, IBM has standard installation procedures.  IBM will successfully complete these procedures before it considers a Machine Component (other than a Machine Component for which you defer installation or a Customer-set-up Machine Component) installed.  For an IBM Machine Component hat IBM is responsible to install, if the IBM Machine Component is not made available for IBM to install within six months from shipment, installation will be subject to an installation charge.

b. Upgrades and Engineering Changes
(1)
IBM sells Upgrades for installation on Machine Components, and, in certain instances, only for installation on a designated, serial-numbered Machine Component.  Within 30 days of the shipment of an Upgrade, you agree to install the Upgrade or, if IBM is responsible for the installation, to allow IBM to install the Upgrade.  Certain Upgrade orders may be terminated at IBM’s discretion if not made available for IBM to install within 30 days of shipment, in which case you must return the Upgrade at your expense.  In all cases, if the Upgrade is not made available for IBM to install within six months from the date IBM ships the Upgrade, installation will be subject to an installation charge.

(2)
You agree to allow IBM to install mandatory Engineering Changes (such as those required for safety) on a Machine Component within 30 days of IBM’s notice to you unless otherwise agreed to by the parties.

Many upgrades and Engineering Changes require the removal of parts and the transfer of ownership and possession of the removed parts to IBM.  You are responsible for the return of all removed parts to IBM upon installation of the Upgrade or Engineering Change.  As applicable, you represent that you have permission from the owner, and any lien holders, to i) install Upgrades and Engineering Changes; and ii) transfer ownership and possession of removed parts to IBM.  You further represent that all removed parts are genuine, unaltered, and in good working order.  A part that replaces a removed part will assume the warranty or maintenance service status of the replaced part.
3.4 Warranty for IBM Machine Components of IBM Appliances
If a Machine is subject to federal or state consumer warranty laws, IBM’s statement of limited warranty included with the Machine applies in place of these Machine warranties.
Unless IBM specifies otherwise and in writing, the following warranties apply only in the country of acquisition.  Further, IBM provides the following warranties only to you, and not to your Customers or any other third party.
IBM warrants that when supplied to you, each IBM Machine Component is free from defects in materials and workmanship and conforms to its Specifications.
The warranty period for an IBM Machine Component is a fixed period commencing on its Date of Installation (also called “Warranty Start Date”).  During the warranty period, IBM provides repair and exchange service for the IBM Machine Component, without charge, under the type of service that IBM designates in a Supplement for the IBM Machine Component.  If an IBM Machine Component does not function as warranted during the warranty period and IBM is unable to either i) make it do so; or ii) replace it with one that is at least functionally equivalent, you may return it to IBM for a refund.
For an IBM Machine Component that IBM is responsible to install, if you elect to install the IBM Machine Component yourself or have a third party install the IBM Machine Component, IBM may inspect the IBM Machine Component at your expense before providing any warranty service on the IBM Machine Component.  If the IBM Machine Component is not in an acceptable condition for warranty service, as solely determined by IBM, you may request that IBM restore it to an acceptable condition for warranty service or you may withdraw your request for warranty service.  IBM, at its sole discretion, will determine if restoration is possible.  Restoration is provided as a billable service.

If the IBM Machine Component does not function as warranted during the warranty period, refer to the service documentation that shipped with the IBM Machine Component for support assistance and problem determination procedures.
If you are unable to resolve the problem with the service documentation, contact IBM to obtain warranty service.  Contact information for IBM is provided in the “warranty Information” that ships with IBM Machine Component.  If you do not register the IBM Machine Component with IBM, you may be required to present proof of purchase as evidence of your entitlement to warranty service.
Extent of Warranty
THESE WARRANTIES ARE YOUR EXCLUSIVE WARRANTIES AND REPLACE ALL OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OR CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY, AND FITNESS FOR A PARTICULAR PURPOSE, AND ANY WARRANTY OR CONDITION OF NONINFRINGEMENT.
The warranties stated in this section will not apply to the extent that there has been misuse (including, but not limited to, use of any Machine Component capacity or capability, other than that authorized by IBM in writing), accident, modification, unsuitable physical or operating environment, operation in other than the Specified Operating Environment, improper maintenance by you or a third party (including your Customer), or failure or damage caused by a product for which IBM is not responsible.  The warranty for IBM Machine Components is voided by removal or alteration of Machine Components or parts identification labels.
Items Not Covered by Warranty
IBM does not warranty uninterrupted or error-free operation of Machine Components or that IBM will correct all defects.
IBM will identify Machine Components that it does not warrant in a Supplement.  Unless otherwise specified in a Supplement, IBM provides non-IBM Machine Components WITHOUT WARRANTIES OR CONDITIONS OF ANY KIND.  However, non-IBM manufacturers, developers, suppliers, or publishers may provide their own warranties to you.
All warranties that IBM provides under this Agreement are solely for your benefit.  You will not make any warranties about IBM or the Appliance on IBM’s behalf.
3.5 Machine Code Components
Each Machine Code Component is licensed under the terms and restrictions of the Machine Code license agreement (e.g., IBM License Agreement for Machine Code, IBM Agreement for Licensed Internal Code, or an equivalent) provided with that Machine Code Component.  Your acceptance of the terms and conditions of this Agreement includes acceptance of IBM’s Machine Code license agreements, current versions of which are available at the following URL:
http://www.ibm.com/servers/support/machine_warranties/support_by_product.html, or by contacting an IBM representative.  Machine Code license agreements may be amended by IBM from time to time.  Such amended license terms will apply only to Machine Code Components that are supplied after such amended terms become effective.
Each Machine Code Component is licensed only for use to enable a Machine Component to function in accordance with its Specifications, and only for the capacity and capability for which you have acquired IBM’s written authorization.  You agree to use the Machine Code Component only as specified in this Agreement and as may be further authorized or restricted in its applicable license agreement.  Without limiting additional restrictions in the applicable license, you may not:

a)	otherwise copy, display, transfer, adapt, modify, or distribute (electronically or otherwise) the Machine Code Component, except as IBM may authorize in the Machine Component’s user documentation;
b)	reverse assemble, reverse compile, otherwise translate, or reverse engineer the Machine Code component, unless expressly permitted by applicable law without the possibility of contractual waiver;
c)	sublicense or assign the license for the Machine Code Component; or
d)	lease the Machine Code Component or any copy of it.
International Business Machines Corporation, one of its subsidiaries, or a third party owns the Machine Code Component including all copyrights in the Machine Code Component and all copies of the Machine Code component (this includes the original Machine Code Component, copies of the original Machine Code Component, and copies made from copies).  Each Machine code component is copyrighted and licensed (not sold).  Title will not be transferred when IBM supplies features, conversions, or upgrades that consist solely of one or more Machine Code Components.
The capacity of certain Machine Components may be limited by technological measures in the Machine Code Component.  You agree to IBM’s implementation of such technological measures to limit Machine Component capacity.
4.   Intellectual Property Protection
The intellectual property protection set forth in section 4.3 of the Base Agreement applies, except each occurrence of the word “Program(s)” shall be substituted with the word “Appliance(s).”
This Intellectual Property Protection section does not obligate in any manner any third-party supplier of code (including Non-IBM Programs or Separately Licensed Code) included with part of any Appliance.  This Intellectual Property Protection section states IBM’s entire obligation and your exclusive remedy regarding any third party intellectual property claims regarding Appliances.
5.   Your Indemnity to IBM
In addition to your indemnification obligations set forth in the Base Agreement, you agree to indemnify IBM from and against any and all third party claims arising out of or related to: (i) your or a Customer’s unauthorized use of any Appliance, including your failure to comply with the provisions of section 7.  Use of your Solution by Customers; (ii) any violation of applicable law (including export law) by you or a Customer; (iii) actual or alleged infringement by you, or any person accessing or using the Appliance, of any intellectual property or privacy or other right of any third party; or (iv) your Value-Add Components.
6.   Delivery
Delivery dates for Appliances with Machine Components are only estimate dates, unless otherwise specifically agreed in writing.  Transportation charges, if applicable, will be specified in a Transaction Document.
7.   Use of your Solution by Customers
You agree to acquire Appliances with the intent for them to be used only as part of a Solution either by i) a Solution sale for use by the Customer at a site designated by the Customer as set forth in 7.1 below; or ii) providing the Solution to a Customer as a Hosted Solution as set forth in 7.2 below.  The responsibilities set forth in the Support Attachment apply to you whether your Solution is sold to a Customer pursuant to this section for on-premise deployment or provided as a Hosted Solution.  You must inform the Customer that they must continue to contact you and not IBM for warranty and support services for the Appliance.  You may continue to purchase support for the Appliance as specified in the applicable Transaction Document.

7.1 Solution Sales to Customers
You may choose to supply a Solution to a Customer by means of a sale.  If you do so, you must include contractually enforceable provisions in your Solution supply contracts with your Customers sufficient:
(a)	to ensure that the Customer understands and agrees that:
although the Customer will thereby acquire title to the relevant Appliance’s Machine Component, and is free to resell it in due course, the Customer’s license to use the Appliance’s Program Components is a personal, non-assignable, and non-transferable one; and
(i)
although the Customer will thereby acquire title to the relevant Appliance’s Machine Component, and is free to resell it in due course, the Customer’s license to use the Appliance’s Program Components is a personal, non-assignable, and non-transferable one; and

(ii)
the Customer must ensure that any person acquiring the Appliance’s Machine Component from the Customer indicate its formal acceptance of the applicable license agreements governing use of the Machine Code Components as a condition of acquiring title to such Appliance Machine Component;

(b)	to require your Customer to include in its own resale contract provisions corresponding to those set forth in (a)(i) and (ii) above; and
(c)	to oblige your Customer’s purchaser to pass such provisions on to all future subsequent purchasers in a similar enforceable way.
You must cause your Customers to accept and comply with all of the terms and conditions applicable to Machine Components and to Machine Code Components included in the Appliance, including (without limitation) the terms and conditions set forth: (i) in section 3.5 above; and (ii) in the IBM Machine Code license agreements associated with the Machine Code Components referenced therein.
7.2 Hosted Solution
You may acquire Appliances as the plat form for hosting your Value-Add Components as part of a Solution for Customers as further described below.  For purposes of this Attachment, a “Hosted Solution” means your providing access to the Solution from one or more remote data centers to Customers over the internet or a private network.
For certain Appliances (as specified in the applicable Transaction Document), Customer access is limited to your Value-Add Components.  In such cases, you will not allow your Customers to access and use the Appliance (except indirectly with respect to a Customer’s use of the Value-Add Components as part of the Solution).  Moreover, you agree that Program Components may not be resold, rented, leased, or transferred to third parties.  Any attempt to do so in violation of these provisions.
For Appliances where Customer access is not limited to the Value-Add Components, IBM grants you a nonexclusive, nontransferable, right to authorize Customers to access and use the Appliance solely as part of the Solution in connection with your provision of a Hosted Solution to your Customers.
If you acquire an Appliance under this Agreement and use that Appliance to provide a Hosted Solution, you may not use that Appliance for any other purpose except as authorized under this Agreement.  Any such Appliance used for this purpose may not be resold, assigned, or transferred to any other entity while you use it to provide access to such a Hosted solution.  For all of your Hosted Solutions, you must implement adequate controls (including where appropriate by means of specific terms in your Customer contracts) on physical access, communications, and software access in order to prevent Customers from reading, displaying, copying or transmitting the actual code or documentation of Program Components.  Unless otherwise specified in a TD, each Appliance that you acquire under this Agreement and use for a Hosted Solution may only be used by you on behalf of a single specific Customer for the duration of such Customer’s services contract with you relating to the Hosted Solution.  After such use of an Appliance acquired under this Agreement on behalf of one Customer, you may use that Appliance on behalf of another Customer, subject also to the same limitation.

7.3 Your Agreement with Customers
For Appliance sales pursuant to 7.1 above, and for Hosted Solutions wherein Customers may access the Program Components pursuant to 7.2 above, the terms that you must include in your end user license agreement (EULA) for the Program Components shall be same terms that apply to your distribution of Programs (as set forth in the Base Agreement and Applicable TD) with the added provision that your Customer is not authorized to use any Program Component independently of the Appliance of which it is a part for any purpose, and agrees not to do so.  The foregoing is subject to any third party code restrictions set forth in the applicable Appliance Transaction Document.
Your agreements with your Customers for any Solution that includes one or more Appliances must also: (i) limit liabilities to a reasonable amount; (ii) state expressly that third party providers of Appliances (including components thereof) and associated services (including warranty services, if applicable) disclaim any and all liability for consequential damages and implied warranties, including the implied warranties of non-infringement, merchantability and fitness for a particular purpose; and (iii) include terms substantially similar to the compliance verification terms set forth in section 10 of this Attachment.
You will ensure that anyone you authorize to use or access any Appliance does so only in compliance with the terms and conditions of the Agreement, including (but not limited to) those set forth: (a) in section 3.3 of this Attachment; and (b) in any associated Appliance Services Attachment or Transaction Document.
If you or IBM should determine that any Customer is not in compliance with the terms and conditions of the Agreement, IBM may require you, to the extent legally feasible, to terminate such Customer’s use of the relevant Appliance(s).  In such event, IBM shall work with you to determine subsequent use of the relevant Appliance(s).
8.   Export Laws
After Delivery by IBM, you, and not IBM, will act as the exporter or importer of the machines, commodities, and technical data.  You warrant that you are knowledgeable with, and are and will remain in full compliance with all applicable export laws, orders, policies, regulations or rules, including those of the United States, and any other applicable jurisdiction.  You warrant that neither machines, commodities nor technical data provided by IBM under this Agreement, nor the direct product thereof, is intended to be shipped, directly or indirectly, to countries or entities prohibited by U.S. or other applicable law.  You further warrant that you will undertake to determine any export license requirements, obtain any export license or other government export authorization, carry out any U.S. or other applicable customs formalities, or otherwise fulfill all relevant requirements for the export of machines, commodities, and technical data, and that any agent acting on your behalf, whether forwarding or otherwise, has proper authorization to obtain any required licenses or determine export authority and to facilitate U.S. export shipments for you.
You further agree to comply with U.S. prohibitions on delivery of machines, commodities, and technical data and providing services to certain Customers and for certain end uses including, but not limited to, the following end-uses/Customers’ nuclear facilities, space or missile, and weapons systems (including chemical and biological).

9.   Ordering, Payment and Taxes
You agree to follow the ordering procedures and to pay IBM as described in the applicable Transaction Document.  You shall be solely responsible for all contracting, billing and collections with respect to Customers.
IBM shall ship Appliances in accordance with valid purchase orders, provided always that delivery of Appliances must occur from IBM to you in the country in which the IBM entity signing this Agreement is located.  If you wish to place purchase orders for the supply of any Appliance by an IBM entity in any other country, then you or your purchasing company must execute a TD and base agreement with the relevant IBM entity located in that country.  IBM does not warrant that such arrangements are possible in all countries.
If, as a result of you or a Customer moving, accessing, or using an Appliance across a border, any authority imposes a customs duty, tax, levy or fee (including withholding taxes for the import or export of any such Appliance), then you agree that you are responsible for, and will pay, any such customs duty, tax, levy or fee, unless you supply exemption documentation.  This excludes those taxes based on IBM’s net income.
10.   Compliance Verification
You agree to create, retain, and provide to IBM and its auditors accurate written records, system tool outputs, and other system information sufficient to provide auditable verification that your use of Appliances supplied under this Agreement is in compliance with the terms of this Agreement.  You are responsible for: (i) ensuring that you do not exceed your authorized use of each such Appliance; and (ii) remaining in compliance with the terms of this Agreement.
Upon reasonable notice, IBM may verify your compliance with the terms of this Agreement at all sites and for all environments in which you use (for any purpose) any Appliance supplied under this Agreement.  Such verification will be conducted in a manner that minimizes disruption to your business, and may be conducted on your premises, during normal business hours.  IBM may use an independent auditor to assist with such verification, provided IBM has a written confidentiality agreement in place with such auditor.
You shall notify your Customers that: (i) you or IBM, or a third party auditor, have the right (a) to access and conduct a verification of all Customer’s sites and environments in which such Customer uses (for any purpose) any Appliance included in your Solution; and (b) to determine whether such Customer is in compliance with the relevant license terms for the use of the relevant Appliance and its components; and (ii) the results of such verification, if conducted by other than IBM, may be shared with IBM.
Upon IBM’s requires, you must prepare and submit to IBM, a report that includes the results of a verification you have conducted of each of your Customers.  You shall make such reports available to IBM upon request with all supporting documentation/data outputs.
IBM will notify you in writing if any verification indicates that: (i) you have, or any of your customers has, used any Appliance supplied under this Agreement in excess of the authorized level of use: (ii) you are otherwise not in compliance with the terms of this Agreement; or (iii) any Customer is otherwise not in compliance with the terms of the EULA or any other applicable license terms.  You agree to promptly pay directly to IBM the charges that IBM specifies in an invoice for: 1) any such excess use; 2) Appliance Maintenance and Subscription and Support Service for such excess use, for the lesser of the duration of such excess use or two years; and 3) any additional charges and other liabilities determined as a result of such verification
The rights and obligations set forth in this section remain in effect during the period during which Appliances supplied under this Agreement are under your control, and for two years thereafter.

11.   Limitation of Liability
The limitation of liability set forth in the Base Agreement applies, except each occurrence of the word “Program(s)” will be substituted with the word “Appliance(s).”  This limitation shall also apply to Appliance Services, if applicable, as set forth in the applicable Services attachment.
12.   General
IBM may withdraw Appliances at any time.  If IBM withdraws an Appliance from marketing, you will no longer be able to acquire it under this Agreement.
As reasonably required by IBM to fulfill its obligations under this Agreement, you agree to provide (and will ensure that each Customer provides) IBM with sufficient and safe access (including remote access) to your (or if applicable your Customer’s) systems, information, personnel, and resources, all at no charge to IBM.  IBM is not responsible for any delay in performing or failure to perform caused by your delay in providing such access or performing other responsibilities under this Agreement.
No right or cause of action for any third party is created by this Agreement or any related transaction, and IBM is not responsible for any third party claim against you, except as expressly described in the OEM/ASL Base Agreement in relation to Limitation of Liability in the context of claims for damages for bodily injury (including death) or damage to real or tangible personal property for which IBM is legally liable to that third party.  Any obligation, indemnification or warranty provided by IBM to you for any Appliance supplied under this Agreement remains solely with you and is not extended to any Customer or to any other third party.
For the purposes of clarity, regardless of the specific format (including, without limitation, firmware and object code) in which supplied by IBM, you and your distributors may only make the Program Component (including fixes and other code updates to any such Program Component made available to you by IBM) available to Customers of lawfully acquired Solutions, and to no other person, and only for use in connection with and as part such Solution under the terms of your EULA.
In the event that the IBM Program materials (including but not limited to the Program’s License Information) direct a Customer to contact IBM, you shall in each such case ensure that the Customer is clearly instructed (whether your end user license documentation or otherwise) to contact you, and specifically not IBM.  In cases where the Customer requests open source code as indicated in the IBM Program materials, you may request the source code from IBM and you are responsible for distributing the source code to your Customer.
Notwithstanding any of the terms in the third-party license agreement, this Agreement, or any other agreement that you may have with IBM, to the fullest extent permitted by applicable law.
(i)	IBM provides al Separately Licensed Code to you WITHOUT WARRANTIES OF ANY KIND;
(ii)
IBM DISCLAIMS ANY AND ALL EXPRESS AND IMPLIED WARRANTIES AND CONDITIONS INCLUDING, BUT NOT LIMITED TO THE WARRANTY OF TITLE, NON-INFRINGEMENT OR INTERFERENCE AND THE IMPLIED WARRANTIES AND CONDITIONS OF MERCHANTABILITY, SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO SEPARATELY LICENSED CODE;

(iii)	IBM is not liable to you, and will not defend, indemnify, or hold you harmless for any claims arising from or related to any Separately Licensed Code; and
(iv)
IBM is not liable for any direct, indirect, incidental, special, exemplary, punitive or consequential damages including, but not limited to, lost data, lost savings, and lost profits, with respect to any separately Licensed Code.

The complete agreement between the parties consists of this Attachment for Appliances (including its Exhibit) and the Base Agreement (including applicable Transaction Documents and Supplements).  If there is a conflict among the terms of this Attachment and the Base Agreement, then the Attachment prevails over the Base Agreement and a Transaction Document prevails over this Attachment.  In entering into this Agreement, neither party is relying on any representation not specified in this Attachment or the Agreement, including without limitation any representations concerning i) the performance or function of any Appliance, other than as expressly warranted above; ii) the experiences or recommendations of other parties; or iii) results or savings you may achieve.
By signing below, IBM and you agree to the terms of this Attachment (including its attached Exhibit for Services).  Any reproduction of this Attachment made by reliable means (for example, photocopy or facsimile) is considered an original.
Agreed to: International Business Machines Corp. By: /s/ Rosanne Kearney Name: Rosanne Kearney Title: Contract Professional Date: 12/31/2014	Agreed to: Virtual Armor LLC By: /s/ Todd Kannegieter Name: Todd Kannegieter Title: COO Date: 12/30/2014

IBM ASL/OEM Software Agreement – Attachment for Appliances
Exhibit for Appliance Services

Part 1 – General Terms
The terms of this Exhibit for Appliance Services (“Exhibit”) are in addition to those of your IBM ASL/Software Agreement and its associated Appliance Attachment and govern the warranty and maintenance services for IBM Appliances obtained from IBM.  Capitalized terms not defined in this Exhibit are defined in the Attachment or the Agreement.
1.   Definitions
Customer Replaceable Unit or “CRU” – a Machine Component part that is designated as a Customer Replaceable Unit (e.g. keyboard, memory, or hard disk drive).
Miscellaneous Equipment Specification (“MES”) – a change to an installed Machine Component as specified in a Transaction Document, typically (but not limited to) enhancing some or all of the resources installed as part of that Machine Component’s configuration.  For instance, an MES can add processing capacity or memory or both to a server, storage capacity to a disk storage device, input/output adapters to any machine Component, and so forth.  An MES can add or remove Machine Component features, or convert a Machine Component’s features, model, or Machine Component type, but only to an extent specified in an announcement letter by IBM for the particular Machine Component.
Specified Location – the location at which Services are provided as specified in a Supplement.  All Services received in Specified Locations are subject to the terms of this Exhibit.
Standard Business Days – the generally accepted days of operation per week in each country or locality, excluding local public holidays and national holidays.
Standard Business Hours – the normal business hours of a Standard Business Day.
Service Period – the period specified in a Supplement during which IBM provides Service under this Exhibit in a specific country.
2.   Scope of Services
Service for IBM Appliances, during and after warranty, is a single offering composed of specific Service for Program Components, Machine Components, and, if available, the Machine Code Component of an IBM Appliance.
A Supplement will be created for each Specified Location obtaining Services under this Exhibit.
IBM will specify the Appliance, the Services that apply to it, the Service Period, additional terms and conditions, if applicable, and the Specified Location in the Supplement.
Consult the IBM Appliance Support Handbook (“Appliance Support Handbook”) for further details on Appliance Service at:  http://www.ibm.com/software/appliance/support.
3.   IBM Responsibilities
When you contract for an applicable Service at a Specified Location, IBM agrees to deliver such Service in accordance with the terms and responsibilities identified in the Service description set out in this Exhibit, the applicable Supplement, and Transaction Document.

4.   Your Responsibilities
The following responsibilities apply whether your Solution is provided as a Hosted Solution or is distributed to a Customer (transfer of title to Machine Component) for on-premise deployment.
You agree:
a.
that when an applicable Service includes IBM providing you with any access codes, access to electronic diagnostic tools, information databases, or other Service delivery facilities, you shall limit the use of these items to only those who are authorized to use them under your control and only in support of Appliances and Services identified in Supplements;

b.
to provide access to your Appliance via modem or the internet for remove problem diagnostics and correction.  You are responsible for supplying the modem and telephone lines required at the Specified Location and for providing IBM temporary user access to your Appliance.  You shall ensure that these remote activities are performed under your control.  You are responsible for i) any data and the content of any database you or your Customer makes available to IBM in connection with a Service under this Exhibit, ii) the selection and implementation of procedures and controls regarding access, security, encryption, use, and transmission of data, and iii) backup and recovery of the database and any stored data.  Failure to provide remove access to your Appliance may delay problem resolution time;

c.	to pay any communications charges associated with accessing these Services including, but not limited to, phone and Internet connection charges, unless IBM specifies otherwise in writing;
d.
that prior to making your or your Customer’s facilities, software, hardware, networks or other similar resources available to IBM, to promptly obtain any licenses or approvals necessary for IBM or its subcontractors to use, access and modify such resources to the extent necessary for IBM to perform the Services.  IBM will be relieved of its obligations to perform the Services to the extent your failure to promptly obtain such licenses or approvals adversely affect IBM’s ability to perform its obligations.  If a third party asserts a claim against IBM as a result of your failure to promptly obtain these licenses or approvals, you agree to reimburse IBM for any costs and damages that IBM may reasonably incur in connection with such claim;

e.	that certain Machine Component types may require the installation and use of remote connectivity tools and equipment for direct problem reporting, remote problem determination and resolution;
f.
to follow the Service instructions (and ensure that your Customer follows such instructions) that IBM provides or that may be specified in the Appliance Support Handbook at: http://www.ibm.com/software/appliance/support.  (These instructions may include directions for installing a Machine Code Component and other Program updates either downloaded from an IBM Internet Web site or copied from other electronic media in order to maintain the currency of the Appliance); and

g.
to use the information obtained under these Services, including electronic diagnostic and service delivery facilities, only for the support of the information processing requirements of you or your Customer, as applicable.

In addition, you acknowledge that IBM is permitted to use global resources (non-permanent residents used locally and personnel in locations worldwide) for the delivery of the Service.  You will ensure that your Customer abides by the terms in this section when IBM provides Services for an Appliance installed at such Customer’s site.
You will provide remote Level 1 Support to Customers for the Appliance.  You will engage IBM for onsite Support and Services for the Machine Components and Machine Code Components of the Appliance.  You will provide remote Level 2 Support for the Program Components.  You agree to act as an interface to the Customer for all Services and Support IBM provides to you for the Appliance.

You agree to train and maintain at least two personnel to perform the tasks required of you under this Exhibit.  You agree to use commercially reasonably efforts to ensure that at least two members of your support team are sufficiently trained in the Appliance to be approved to access IBM support.  If IBM reasonably deems it necessary, you may be required to maintain additional personnel.
For the purpose of this Exhibit, Level 1 Support means taking the first support call from a Customer and fulfilling the following steps:
(i)	Qualify incoming calls: Determine if the request is for a new or existing case. 7Assign a priority to a new case (priority one through priority four). For existing cases, obtain case information.
(ii)
Characterize the problem and environment:  Gather information about the case and determine if a Machine Component, Machine Code Component or a Program is causing the problem.  If a Machine Component or Machine Code Component is causing the problem, contact IBM for on-site Appliance Support.  If it is a Program causing the problem, completely define and describe the problem.  Identify ways to understand the problem’s behavior.  Document the characterization information.  Analyze problem symptom(s), attempt to find root cause when appropriate and describe the result of such attempts.  Determine if the problem is a known Program problem by accessing IBM online support resources, and

(iii)
If it is determined to be a Program problem, contact IBM technical support.  For new cases, open a case and select a priority.  For existing cases, state the case number.  Provide the case information you have gathered to the support engineer.

Level 2 Support means the service provided to analyze or repeat the error, or to determine that the error is not repeatable.  This service also includes in-depth technical analysis.
5.   Personnel
Each party shall assign personnel that are qualified to perform the tasks required of such party under this Exhibit and each party is responsible for the supervision, direction, control, and compensation of its personnel.  Subject to the foregoing, each party may determine the assignment of its personnel and its contractors.
IBM may engage subcontractors to provide or assist in providing Services, in which case IBM remains responsible for the fulfillment of its obligations under this Exhibit and for the performance of the Services.
6.   Service for IBM Appliances (during and after warranty)
6.1 Hours of Coverage
The hours of coverage for each Appliance, during which IBM will provide Services for such Appliance, are specified in the Appliance Support Handbook at:  http://www.ibm.com/software/appliance/support.  Unless otherwise specified, IBM provides the Services in each country/locality on Standard Business Days during Standard Business Hours.  Additional hours of coverage options are available for some Services for an additional fee.
6.2 Service for IBM Machine Components (during and after warranty)
IBM provides certain types of Service to keep Machine Components in, or restore them to, conformance with their Specifications.  IBM will inform you of the available types of Service for a Machine Component.  At its discretion, IBM will i) either repair or exchange the failing Machine Component and ii) provide the Service either at the Specified Location or a service center.  IBM manages and installs selected Engineering Changes that apply to IBM Machine Components and may also perform preventive maintenance.

Any Upgrade IBM services must be installed on a Machine Component that is i) the designated, serial-numbered Machine Component, if applicable, and ii) at an Engineering Change level compatible with the Upgrade.
When the type of Service requires that you deliver the failing Machine Component to IBM, you agree to ship it suitably packaged (prepaid unless IBM specifies otherwise) to a location IBM designates.  After IBM has repaired or exchanged the Machine Component, IBM will deliver it to you at IBM’s expense unless IBM specifies otherwise.  IBM is responsible for loss of, or damage to, the Machine Component while it is i) in IBM’s possession or ii) in transit in those cases where IBM is responsible for the transportation charges.
You agree:
a.	to obtain authorization from the owner to have IBM service a Machine Component that you do not own;
b.	where applicable, before IBM provides Services to –
(1)	follow the problem determination and service request procedures that IBM provides:
(2)	secure all programs data, and funds contained in a Machine Component; and
(3)	inform IBM of changes in a Machine Component’s location;
c. when you return a Machine Component to IBM for any reason –
(1)
to securely erase from any Machine Component all data, including without limitation, the following: i) Personal Data and ii) confidential or proprietary information and other data.  If removing or deleting Personal Data is not possible, you agree to transform such information (e.g., by making it anonymous) so that it no longer qualifies as Personal Data under applicable law;

(2)
to remove all funds from Machine Components returned to IBM.  IBM is not responsible for any funds, programs not provided by IBM with the Machine Component, or data contained in a Machine Component that you return to IBM; and

(3)	IBM may ship all or part of the Appliance to other IBM or third party locations around the world to perform its responsibilities under this Agreement and you authorize IBM to do so.
You will ensure that your Customer abides by the terms in subsections (a) through (c) above when IBM provides Services for an Appliance installed at such Customer’s site.
6.2.1 Replacements
When Service involves the exchange of a part or Machine Component, the item that IBM replaces becomes its property and the replacement becomes your property.  You represent that all removed items are genuine and unaltered.  The replacement may not be new, but will be in good working order and at least functionally equivalent to the item replaced.  The replacement assumes the warranty or maintenance Service status of the replaced item.  Before IBM exchanges a part or Machine Component, you agree to remove (and shall ensure that your Customer removes) all features, parts, options, alterations, and attachments not under IBM’s service.  You also agree to i) ensure that the part or Machine Component is free of any legal obligations or restrictions that prevent its exchange and ii) transfer ownership and possession of removed parts to IBM.

Service for some IBM Machine Component involves IBM providing an exchange replacement for installation by you.  Such exchange replacements may be i) a CRU or ii) an entire Machine Component.  You may request IBM to install the replacement CRU or Machine Component, however, you may be charged for the installation.  IBM provides information and replacement instructions with your Machine Component and at any time on your request.  IBM specifies in the materials shipped with a replacement whether the failing CRU or Machine Component must be returned to IBM.  When return is required, return instructions and a container are shipped with the replacement and you may be charged for the replacement if IBM does not receive the failing CRU or Machine Component within 15 days of your receipt of the replacement.
6.2.2 Items Not Covered
Repair and exchange Services do not cover:
a.	accessories, supply items, consumables (such as batteries and printer cartridges), and structural parts (such as frames and covers);
b.	Machine Components damaged by misuse, accident, modification, unsuitable physical or operating environment, or improper maintenance by you or a third part, including your Customer;
c.	Machine Components with removed or altered Machine Component or parts identification labels;
d.	failures caused by a product for which IBM is not responsible;
e.	service of Machine Component on which you or your Customers are using capacity or capability, other than that authorized by IBM in writing.
6.2.3 Warranty Service Upgrade
For certain Machine Components, you may select a Service Upgrade from the standard level of warranty Service for the Machine Component, which is specified in a Transaction Document (“Warranty Service Upgrade”), during the warranty period.  IBM charges for the Warranty Service Upgrade as specified in the Transaction Document.  You may not terminate the Warranty Service Upgrade or transfer it to another Appliance during the warranty period.
When the warranty period ends, the Machine Component will convert to maintenance Service at the same level of Service, if available, that you selected for the Warranty Service Upgrade.
Consult the IBM Appliance Support Handbook for further details on Appliance Warranty Service Upgrade options at:  http://www.ibm.co/software/appiance/support.
6.3 Service for Program Components (during and after warranty)
IBM provides Service for the Program Component of IBM Appliances during the warranty period as stated in the Base Agreement and the Transaction Document.  IBM provides additional support, both during and after warranty, for Program Components as described in the Subscription and Support section for Programs under the applicable Transaction Document
Subscription and Support for the Program Component of an Appliance during the warranty period begins on the Date of Installation.

6.4 Service Options (during and after warranty)
For certain IBM Appliances, you may select additional Service options that are specified in a Transaction Document (“Service Options”).  IBM provides these additional Service Options in accordance with the Service descriptions contained in a Supplement.  IBM charges for Service Options as specified in a Transaction Document
You may not terminate the Service Option or transfer the Service Option to another Appliance during the Service Period.
Consult the IBM Appliance Support Handbook for further details on Appliance Service Options at:  http://www.ibm.com/software/appliance/support.
7.   Maintenance Service for IBM Machine Components (after warranty)
When the warranty period ends, the warranty Service for the IBM Machine Component may be converted to Appliance Maintenance and Subscription and Support Service in accordance with the terms of section 9 below.
When Appliance Maintenance and Subscription and Support Service is in effect for an Appliance, IBM provides Service for IBM Machine Components, as described in this Exhibit.  This Service for IBM Machine Components also consists of:
a.	remotely assisting you in determining whether system problems are IBM Machine Component or Program Component related (problem determination);
b.
onsite and remote diagnostic and remedial maintenance Service in accordance with the type of Service for the IBM Machine Components of Appliances specified in a Supplement in order to keep the IBM Machine Components in, or restore them to, conformance with their Specifications, when applicable;

c.	if available for the IBM Machine Components of Appliances specified in a Transaction Document, installation of monitoring Programs to endeavor to:
(1)	detect and analyze permanent errors;
(2)	correlate temporary errors; and
(3)	identify and report media problems.
IBM retains ownership of all such monitoring Programs.  You and your Customers, as applicable, are licensed to run such monitoring Programs solely as required by IBM to enable IBM to provide the services herein;
d.	the Services of support specialists from IBM manufacturing, engineering, and development locations as deemed necessary by IBM;
e.
the planning, scheduling and installation of any standard available Engineering Changes or field change orders required to improve the serviceability, performance or safety of the IBM Eligible Machines;

f.	assisting you in establishing and implementing electronic support facilities; and
g.	activation, for use by IBM personnel only, of electronic facilities to remotely diagnose, apply fixes and update the IBM Machine Components of Appliances specified in a Transaction Document.

8.   Warranty for Service
In addition to the warranties provided in the Agreement, IBM warrants that it performs each IBM Service using reasonable care and skill and according to its current description.
9.   Appliance Maintenance and Subscription & Support Service Period and Renewal
The initial Service Period for IBM Machine Components is the warranty period specified in a Supplement for the IBM Machine Component of the Appliance.  Warranty Services are not renewable.  You may order Appliance Maintenance and Subscription and Support Service at the prices specified in a Transaction Document.  When you order Appliance Maintenance and Subscription and Support Service for an Appliance, the initial Service Period for the Appliance Maintenance and Subscription and Support Service will be treated as if it is a renewal of a previous Service Period for i) the IBM Machine Component of the Appliance and ii) the Software Subscription and Support for the Program Component of an Appliance.
Appliance Maintenance and Subscription and Support Service are provided at the same level of Service, if available, that you were entitled to during the warranty period or the same level of Service that you selected for a Warranty Service Upgrade.  The initial Service Period for Appliance Maintenance and Subscription and Support Service begins on the day after the warranty period for the IBM Machine Component ends.  The initial Service Period for Appliance Maintenance and Subscription and Support Service ends on the last day of the corresponding month in the following year, unless the warranty period ends on the last day of the month, in which case the Service Period ends on the last day of the month, 12 months from the date on which the warranty period ends for the Machine Component.  You must order Appliance Maintenance and Subscription and Support Service prior to the expiration of warranty services or Reinstatement terms as specified in section 11 below will apply.
Once you order Appliance Maintenance and Subscription and Support Service for an Appliance, you may then renew your expiring Appliance Maintenance and Subscription and Support Service prior to the expiration date in accordance with the terms of the expiration date, and wish to obtain such Service at a later date, Reinstatement terms as specified in section 11 below shall apply.
10.    Reinstatement of Service
To reinstate any expired Appliance Maintenance and Subscription and Support Service, you must acquire IBM Appliance Maintenance Reinstatement that includes IBM Software Subscription and Support Reinstatement at the prices specified in the applicable Transaction Document.  IBM may inspect the Appliance at your expense before reinstating Appliance Maintenance an Subscription and Support Service.  If the Appliance is not in an acceptable condition for maintenance Service, you may have IBM restore it for a charge or you may withdraw your request for Appliance Maintenance Reinstatement.  IBM, at its sole discretion, determines if restoration is possible.  Restoration is provided as a billable Service.
11.    Termination and Withdrawal of a Service
If IBM withdraws Appliance Maintenance and Subscription and Support Service for a particular Appliance, you understand that:
a.	IBM will not make the Appliance Maintenance and Subscription and Support Service renewal available for that Appliance; and
b.
If you renewed Appliance Maintenance and Subscription and Support Service for the Appliance prior to the notice of withdrawal, IBM may either continue to provide appliance Maintenance and Subscription and Support Service to you for that Appliance until the end of the then current Service Period or you may obtain a prorated refund.

Any terms that by their nature extend beyond termination or withdrawal remain in effect until fulfilled and apply to respective successors and assignees.